UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant [  ]

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INTERNATIONAL SHIPHOLDING CORPORATION
             (Name of Registrant as Specified In Its Charter)

                                  __________________________________________________________________
              (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INTERNATIONAL SHIPHOLDING CORPORATION
18th Floor
RSA Battle House Tower Office Building
11 North Water Street, Suite 18290
Mobile, Alabama 36602
________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
________________________

TO COMMON STOCKHOLDERS OF INTERNATIONAL SHIPHOLDING CORPORATION:

We will hold our annual meeting of stockholders in the Executive Board Room, 18th Floor, RSA Battle House Tower, 11 North Water Street, Suite 18290, Mobile, Alabama, on Wednesday April 27, 2011, at 2:00 p.m., Mobile time, for the following purposes:

(i)	to elect as directors for a one-year term the nine nominees named in the accompanying proxy statement;

(ii)	to approve the International Shipholding Corporation 2011 Stock Incentive Plan;

(iii)	to ratify the appointment of PricewaterhouseCoopers LLP, independent registered public accountants, as our independent auditors for the fiscal year ending December 31, 2011;

(iv)	to hold an advisory vote on our executive compensation as disclosed in the accompanying proxy statement;

(v)	to hold an advisory vote on the frequency of our say-on-pay vote; and

(vi)	to transact any other business that may properly come before the meeting or any adjournment thereof.

Only common stockholders of record at the close of business on March 3, 2011, are entitled to notice of and to vote at the annual meeting.

You are all cordially invited to attend the meeting in person.  However, if you are unable to attend in person and wish to have your stock voted, please submit your proxy by telephone or Internet, or by completing, signing, and dating the enclosed proxy card and mailing it in the accompanying envelope as promptly as possible.

BY ORDER OF THE BOARD OF DIRECTORS

R. CHRISTIAN JOHNSEN
Secretary

Mobile, Alabama
March 16, 2011

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL STOCKHOLDER MEETING TO BE HELD ON APRIL 27, 2011.

This proxy statement and our 2010 annual report are available at
http://www.intship.com/proxy.htm

GENERAL INFORMATION	2

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	3

ELECTION OF DIRECTORS (PROPOSAL 1)	4

BOARD OF DIRECTORS	5

ROLE OF BOARD COMMITTEES	5

DIRECTOR COMPENSATION	6

EXECUTIVE COMPENSATION	6

COMPENSATION DISCUSSION AND ANALYSIS	6

COMPENSATION COMMITTEE REPORT	7

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	7

FISCAL 2010 SUMMARY COMPENSATION TABLE	7

FISCAL 2010 GRANTS OF PLAN-BASED AWARDS	8

OUTSTANDING EQUITY AWARDS AT 2010 FISCAL YEAR-END	8

OPTION EXERCISES AND STOCK VESTED IN 2010	8

2010 PENSION BENEFITS	9

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL	9

PROPOSAL TO APPROVE THE INTERNATIONAL SHIPHOLDING CORPORATION 2011 STOCK INCENTIVE PLAN (PROPOSAL 2)	10

EQUITY COMPENSATION PLAN INFORMATION	11

AUDIT COMMITTEE REPORT	12

PROPOSAL TO RATIFY THE RETENTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PROPOSAL 3)	13

ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-ON-PAY VOTE”) (PROPOSAL 4)	14

ADVISORY VOTE ON THE FREQUENCY OF THE SAY-ON-PAY VOTE (“FREQUENCY VOTE”) (PROPOSAL 5)	15

CERTAIN RELATIONSHIPS AND TRANSACTIONS	16

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	16

OTHER MATTERS	16

INTERNATIONAL SHIPHOLDING CORPORATION
18th Floor
RSA Battle House Tower Office Building
11 North Water Street, Suite 18290
Mobile, Alabama 36602
________________________

PROXY STATEMENT
________________________

GENERAL INFORMATION

The 2011 annual meeting of stockholders (the “Annual Meeting”) of International Shipholding Corporation (our “Company” or “we”) will be held on Wednesday, April 27, 2011, at 2:00 p.m., Mobile time, in the Executive Board Room, 18th Floor, RSA Battle House Tower, 11 North Water Street, Suite 18290, Mobile, Alabama.

We are furnishing this proxy statement (the “Proxy Statement”) to our stockholders to solicit proxies on behalf of our Board of Directors (our “Board”) for use at our Annual Meeting.  Beginning on or about               March 16, 2011, we mailed this Proxy Statement to our common stockholders of record as of March 3, 2011.  At the close of business on March 3, 2011, we had outstanding 7,244,986 shares of common stock, $1.00 par value per share (the “Common Stock”), each of which is entitled to one vote on all matters to be submitted to the stockholders at the Annual Meeting.

You may revoke your proxy at any time prior to it being exercised by filing a written revocation or duly executed proxy bearing a later date with our Secretary.  The proxy will be deemed revoked if you are present at the Annual Meeting and elect to vote in person.

We will bear the cost of soliciting proxies.  We may have our employees or other representatives solicit proxies by mail, personal interview, telephone, telegraph, facsimile, or e-mail.  Additionally, we will request that banks, brokerage houses and other institutions, nominees, and fiduciaries forward the soliciting material to their principals and obtain authorization for the execution of proxies.  We will, upon request, reimburse such parties for their expenses incurred in connection therewith.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Stock Ownership of Certain Beneficial Owners

As of our record date of March 3, 2011, the persons named below were, to our knowledge, the only beneficial owners of more than 5% of our outstanding shares of Common Stock, determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934 (the “Exchange Act”), other than Niels M. Johnsen, whose beneficial ownership of our Common Stock is described in the next table.  Unless otherwise indicated, all shares shown as beneficially owned are held with sole voting and investment power.

Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(1)
Niels W. Johnsen One Whitehall Street New York, New York 10004	867,107	(2)	11.97%
Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, Texas 78746	609,974	(3)	8.42%
T. Rowe Price Associates, Inc. T. Rowe Price Small-Cap Value Fund, Inc. 100 E. Pratt Street Baltimore, Maryland 21202	530,410	(4)	7.32%

(1)	Calculated on the basis of 7,244,986 shares of our Common Stock outstanding on our record date of March 3, 2011.

(2)
Based on information provided by Mr. Niels W. Johnsen. Mr. Johnsen served as the Company’s Chairman and Chief Executive Officer from 1979 until his retirement in 2003 and continued to serve on the Board of Directors until 2009.  As of March 3, 2011, Niels W. Johnsen, Erik F. Johnsen, and their spouses, children (including Niels M. Johnsen and Erik L. Johnsen), and grandchildren (collectively, the “Johnsen Family”) beneficially owned an aggregate of 1,764,524 shares or 24.36% of our Common Stock.  To the extent they act together, the Johnsen Family may be deemed to control International Shipholding Corporation.

(3)
Based on information contained in the Schedule 13G/A filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 11, 2011, all of the shares reported are owned by investment advisory clients of Dimensional Fund Advisory LP (“Dimensional Fund”).  To Dimensional Fund’s knowledge, no such client has an interest relating to more than 5% of the class of securities to which the Schedule 13G/A relates.  As investment advisor, Dimensional Fund has (i) sole voting  power with respect to 604,574 shares and sole dispositive power with respect to 609,974 shares.  Dimensional Fund expressly disclaims beneficial ownership.

(4)
Based on information contained in the Schedule 13G/A jointly filed with the SEC on February 10, 2011, all of the shares reported by T. Rowe Price Associates, Inc. (“Price Associates”) are owned by investment advisory clients of Price Associates and such clients have the right to receive dividends from and proceeds from the sale of such shares.  With respect to the shares reported to be owned by T. Rowe Price Small-Cap Stock Fund, Inc. (“T. Rowe Price Fund”), a registered investment company sponsored by Price Associates to which it also serves as investment advisor, only State Street Bank and Trust Company, as custodian for T. Rowe Price Fund, has the right to receive dividends paid with respect to, and proceeds from the sale of, such securities.  To Price Associates’ knowledge, no other advisory client has an interest relating to more than 5% of the class of securities to which the Schedule 13G/A relates.  As investment advisor, Price Associates has (i) sole voting power with respect to 2,910 shares and (ii) sole dispositive power with respect to 530,410 shares, and T. Rowe Price Fund has sole voting power over 525,000 shares.

Stock Ownership of Management

The table below sets forth certain information concerning the beneficial ownership, as of our record date of March 3, 2011, of our Common Stock by (i) each director and director nominee, (ii) each executive officer for whom compensation information is disclosed under the caption “Executive Compensation” (our “Named Executive Officers”), and (iii) all of our directors and executive officers as a group, determined in accordance with Rule 13d-3 of the Exchange Act.  Unless otherwise indicated, all shares shown as beneficially owned are held with sole voting and investment power.

Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
Directors
Niels M. Johnsen(2)	477,585(3)(4)	6.59%
Erik F. Johnsen(2)	323,270(5)	4.46%
Erik L. Johnsen(2)	183,190(4)(6)	2.53%
Edwin A. Lupberger	3,739	*
H. Merritt Lane, III	739	*
T. Lee Robinson, Jr.	1,177	*
James J. McNamara	1,039	*
Kenneth H. Beer	739	*
Harris V. Morrissette	2,739	*

Named Executive Officers(7)
Manuel G. Estrada	25,866(4)	*
Peter M. Johnston	6,571(4)	*

All directors and executive officers as a group
(11 persons)(8)	1,026,634	14.17%
______________

* Less than 1 percent.

(1)
Calculated on the basis of 7,244,986 shares of our Common Stock outstanding on our record date of March 3, 2011, and includes any shares the director, officer, or group has the right to acquire within 60 days.

(2)
As of March 3, 2011, Niels W. Johnsen, Erik F. Johnsen, and their spouses, children (including Niels M. Johnsen and Erik L. Johnsen), and grandchildren (collectively, the “Johnsen Family”) beneficially owned an aggregate of 1,764,524 shares or 24.36% of our Common Stock.  To the extent they act together, the Johnsen Family may be deemed to control International Shipholding Corporation.

(3)	Includes 224,622 shares owned by a corporation of which Niels M. Johnsen is a Vice President and a director and of which his father, Niels W. Johnsen, is President and a director.

(4)
Includes shares of restricted stock, for which the executive has sole voting rights but no disposition rights, in the following amounts:  Niels M. Johnsen, 40,000 shares; Erik L. Johnsen, 40,000 shares; Manuel G. Estrada, 5,000 shares; Peter M. Johnston, 2,500  shares.

(5)
Includes 67,908 shares held by the Erik F. Johnsen Family Limited Partnership, of which Mr. Johnsen is General Partner, and 24,312 shares owned by the Erik F. Johnsen Family Foundation, of which Mr. Johnsen claims no beneficial ownership but maintains voting and disposition rights.

(6)	Includes 16,250 shares held in trust for Erik L. Johnsen’s children, of which he is a trustee.

(7)	Information regarding shares beneficially owned by our two other Named Executive Officers, Niels M. Johnsen and Erik L. Johnsen, appears immediately above under the caption “Directors.”

(8)
Includes 224,622 shares for which the reporting director or officer shares voting and investment power, 84,158 shares held indirectly by the reporting director or officer, 87,500 of restricted stock for which the reporting officer has sole voting rights but no disposition rights, and 24,312 shares for which the reporting director or officer disclaims beneficial ownership but maintains voting and disposition rights.

ELECTION OF DIRECTORS

(PROPOSAL 1)

Pursuant to our by-laws, the Board has fixed the number of directors at nine.  Unless authority to vote for the election of directors is withheld, the persons named in the enclosed proxy cards will vote for the election of the nine nominees named below to serve until the next annual meeting or until their successors are duly elected and qualified.  The election of directors will be decided by plurality vote.

All nine nominees are incumbent directors nominated for re-election by the Board, acting upon the recommendation of its Nominating and Governance Committee.  Six of the nominees – Messrs. Beer, Lane, Lupberger, McNamara, Morrissette and Robinson qualify as independent directors under the independence standards of the SEC and the New York Stock Exchange (“NYSE”) on which our Common Stock is listed.  For additional information on our nomination process, see the section immediately following the nominees’ biographies, “Director Nominating Process and Considerations.” In the unanticipated event that any of the nominees cannot be a candidate at the Annual Meeting, the shares represented by the proxies will be voted in favor of such replacement nominees as may be designated by the Board, without re-soliciting proxies.  In no event will the proxies be voted for more than nine nominees.

Biographic information for each director nominee is detailed below.  Each director nominee’s biography contains information regarding his tenure as a director, his business experience, any other public company directorships held currently or at any time during the last five years, and his experiences, qualifications, attributes, or skills that led the Nominating and Governance Committee and our Board to determine that he should be re-nominated to serve as one of our directors.

The Board of Directors recommends a vote FOR each of the nominees named below.

Name and Age	Business Experience, Qualifications, and Skills	Director Since
Niels M. Johnsen, 65
Niels M. Johnsen has served as our Chairman and Chief Executive Officer since 2007.  He served as President of International Shipholding Corporation from 2003 until 2007.  Mr. Johnsen joined our subsidiary Central Gulf, in 1970 and held various positions before being named President of International Shipholding Corporation in 2003.  He also serves as Chairman of each of our principal subsidiaries.  Mr. Johnsen was a trustee and director of Atlantic Mutual Companies from 2002 to 2010.  Mr. Johnsen is a member of and former Chairman of the Board of National Cargo Bureau, Inc., Trustee and Lay Vice President of the Seamen’s Church Institute, and a member of the American Bureau of Shipping, National Defense Transportation Association and Navy League of the United States.  Mr. Johnsen is the nephew of Erik F. Johnsen and the cousin of Erik L. Johnsen.

Key Qualifications, Experiences, and Skills:
• Executive experience in the marine transportation industry
• Experience as our chief executive
1988
Erik F. Johnsen, 85
Erik F. Johnsen is our former Chairman of the Board and Chief Executive Officer.  He served as President and Director of the Company from its commencement of operations in 1979 until April of 2003, and Chairman and Chief Executive Officer of the Company between April of 2003 and April of 2007.  Until April of 1997, Mr. Johnsen also served as the President and Chief Operating Officer of each of the Company’s principal subsidiaries, except Waterman, for which he served as Chairman of the Executive Committee.  Along with his brother, Niels W. Johnsen, he was one of the founders of Central Gulf in 1947 and served as its President from 1966 until April of 1997.  Erik F. Johnsen is the father of Erik L. Johnsen and the uncle of Niels M. Johnsen.

Key Qualifications, Experiences, and Skills:
• Executive experience in the marine transportation industry
• Experience as our former chief executive
1979
Erik L. Johnsen, 53
Erik L. Johnsen is our President.  He joined Central Gulf in 1979 and held various positions before being named President of International Shipholding Corporation in 2007.  Mr. Johnsen was Vice President of International Shipholding Corporation from 1987 until 2007.  In 1997, he was named as Executive Vice President and President of each of our principal subsidiaries.  He is responsible for all operations of the Company’s vessel fleet and leads the Company’s Ship Management Group.  He is the son of Erik F. Johnsen and the cousin of Niels M. Johnsen.

Key Qualifications, Experiences, and Skills:
• Executive experience in the marine transportation industry
• Experience as one of our most senior executives
1994
Edwin A. Lupberger, 74
Edwin A. Lupberger has served as President of Nesher Investments, LLC since 1998. Previously, Mr. Lupberger served as Chairman of the Board and Chief Executive Officer of Entergy Corporation from 1985 to 1998, during which he consolidated operations and enlarged the company through mergers and acquisitions to become one of the world’s largest suppliers of electric energy.  Prior to 1985, Mr. Lupberger served as Senior Vice President & Chief Financial Officer and Director of Indianapolis Power & Light.  Mr. Lupberger served as a Board Member of the United States Chamber of Commerce, holding several leadership positions, including Chairman of the Board and Chairman of the Executive Committee.  Mr. Lupberger served as a Director of the First Commerce Corp. and First National Bank of Commerce before BankOne acquired them, finally serving as an Advisory Director of BankOne New Orleans. Mr. Lupberger is the current Chairperson for our Board’s Compensation Committee and a member of our Audit Committee.

Key Qualifications, Experiences, and Skills:
• Experience as a chief executive of a publicly-owned company
• Finance experience that qualifies him as an “audit committee financial expert”
• Former director of other publicly-owned companies
1988
H. Merritt Lane, III, 49
H. Merritt Lane, III has served as the President and Chief Executive Officer of Canal Barge Company, Inc. since 1994 and as a director of that company since 1988. In addition, Mr. Lane is a member of the Board of Directors for Illinois Marine Towing, a subsidiary of Canal Barge Company.  Mr. Lane is actively involved in industry affairs, including serving as Past Chairman and current Treasurer of the Board of Directors of the American Waterways Operators, as a Vice-Chairman of the Waterways Council Inc., and as a Board Member of the National Waterways Foundation and the U.S. Coast Guard Foundation. He also serves on the Board of Directors of Hibernia Homestead Bancorp, a publicly-traded company, and Pontchartrain Materials Company, a privately-owned company based in New Orleans, Louisiana. Mr. Lane is active in numerous civic organizations, including the Business Council of New Orleans & the River Region and the Young President’s Organization. Mr. Lane is the current Chairperson for the Board’s Audit Committee and a member of our Nominating and Governance Committee.

Key Qualifications, Experiences, and Skills:
• Executive experience in the marine transportation industry
• Experience as a chief executive of a privately-owned company
• Finance experience that qualifies him as an “audit committee financial expert”
• Director of another publicly-owned company
2004
T. Lee Robinson, Jr., 48
Since 2000, T. Lee Robinson, Jr. has been President, Chief Executive Officer, and Director for OHC, Inc., a family-owned import/export hardwood lumber company specializing in industrial wooden components for the transportation and utility industries. Prior to then, Mr. Robinson served as Vice-President of OHC in charge of Purchasing and Ocean Freight from 1992 to 1999. Mr. Robinson also serves as a Director on the New Orleans Branch of the Federal Reserve Bank of Atlanta and just recently completed the Corporate Governance program at University of Pennsylvania’s Wharton School of Business. Mr. Robinson currently serves as the Chairperson for the Board’s Nominating and Governance Committee and as a member of our Audit Committee.

Key Qualifications, Experiences, and Skills:
• Experience as a chief executive of a privately-owned company
• Accounting experience
• Expertise in import-export regulations
2008
James J. McNamara, 68
James J. McNamara is the former President of National Cargo Bureau, Inc., a non-profit organization that provides inspection services and surveys that are incidental to the loading and unloading of vessels, a position he held from 1993 until his retirement in March 2010. Mr. McNamara also serves as (i) the Chairman of the Maritime Industry Museum, Fort Schuyler, Bronx, New York, (ii) Trustee of the Seamen’s Church Institute, (iii) Director of the India House Foundation, National Maritime Historical Society, North American Marine Environment Protection Association, and Lifesaving Benevolent Association of New York and (iv) Vice President of the Marine Society of the City of New York. Mr. McNamara has over 40 years of maritime experience, working in various capacities primarily with National Cargo Bureau, Inc.  Mr. McNamara is currently a member of our Compensation Committee and our Nominating and Governance Committee.

Key Qualifications, Experiences, and Skills:
• Executive experience in the marine transportation industry
• Expertise in vessel inspection and cargo handling
2008
Kenneth H. Beer, 53
Kenneth H. Beer has served as Senior Vice President and Chief Financial Officer of Stone Energy Corporation since 2005.  Between 1992 and 2005, Mr. Beer was a partner at the investment banking firm of Johnson Rice & Company in New Orleans, Louisiana, where he served as director of research and a senior energy analyst for the firm. Mr. Beer serves on the Board of Managers of J.P.Morgan Venture Capital and Corporate Finance Private Equity Funds. He serves on the Board of the New Orleans Children’s Hospital where he previously served as Chairman of the Board and Chairman of the Finance Committee.  Mr. Beer is also on the Board of Isidore Newman School in New Orleans.  Mr. Beer currently serves on the Board’s Audit Committee and the Compensation Committee.

Key Qualifications, Experiences, and Skills:
• Qualifies as an “audit committee financial expert”
• Expertise in finance
• Executive of a publicly-owned company
2009
Harris V. Morrissette, 51
Harris V. Morrissette currently serves as President of China Doll Rice and Beans, Inc., a position he has held since 2007, and Chairman of Azalea Aviation Inc., a position he has held since 1993.  Previously, Mr. Morrissette served as Chief Executive Officer of Marshall Biscuit Company, Inc. from 1994 to 1997.  Mr. Morrissette currently serves on the Board of Directors of Banctrust Financial Group, Inc. and is a Trustee of Williamsburg Investment Trust, both publicly-traded companies, and White-Spunner Construction, Inc., a privately owned company based in Mobile, Alabama. Mr. Morrissette served on the Board of Directors of EnergySouth, Inc. from 2001 until the Company was sold in 2008.  He is also a Board member of the Business Council of Alabama and the Economic Development Partnership of Alabama.  Mr. Morrissette currently serves on the Board’s Compensation Committee and our Nominating and Governance Committee.

Key Qualifications, Experiences, and Skills:
• Experience as a chief executive of a privately-owned company
• Director of other publicly-owned companies
2009

Director Nominating Process and Considerations

Nominations for the election of directors at our annual stockholder meetings may be made by the Board (upon the receipt of recommendations of the Nominating and Governance Committee) or by any stockholder of record who complies with our by-laws.  For the meeting this year, the Board has nominated the nine nominees listed above to stand for election as directors, and did not receive any stockholder recommendations.  For further information on the ability of our stockholders to nominate directors, please see the information below under “Ability of Stockholders to Nominate Directors.”

In connection with assessing the needs of the Board, the Nominating and Governance Committee has sought individuals from inside and outside of the maritime transportation industry.  In connection with determining the current composition of the Board, the Nominating and Governance Committee assessed the diverse range of skills and experience of our directors outlined above, coupled with the judgment that each has exhibited and the knowledge of our operations that each has acquired in connection with their service on the Board.  Although it does not have a formal diversity policy, the Nominating and Governance Committee believes that our directors possess a wide range of backgrounds, perspectives, skills and experiences.

Ability of Stockholders to Nominate Directors

Our by-laws permit our stockholders of record to nominate candidates for director, provided that they follow the notice procedures specified in our by-laws.  Under our by-laws, any such stockholder interested in making a nomination generally must deliver written notice to our secretary not more than 180 days and not less than 90 days in advance of the first anniversary of the preceding year’s annual stockholders meeting.  The nominating stockholder’s written notice must include (i) the name and address of the nominating stockholder and beneficial owner, if any, as they appear in our books, (ii) a description of the class or series and number of our shares owned by the nominating stockholder and beneficial owner, (iii) a description of, among other things, any “derivative interest,” arrangement pursuant to which the nominating stockholder has the right to vote any of our shares, “short interests,” and rights to dividends, (iv) any other information that would be required to be disclosed by the nominating stockholder and beneficial owner in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election, and (v) various information about each proposed nominee, including but not limited to a description of such nominee’s relationship with the nominating stockholder and beneficial owner as well as other information required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election, in each case as further described in our by-laws.

The notice must also be accompanied by a signed affidavit completed by each proposed nominee attesting to each proposed nominee’s qualifications for service and a written representation and agreement whereby the proposed nominee confirms that he or she is not and will not become a party to certain agreements or arrangements.  Stockholders interested in bringing any matter other than a director nomination before an annual meeting should consult our by-laws for additional procedures governing such requests.  We may disregard any nomination or submission of any other matter that fails to comply with these by-law procedures.  The deadlines for stockholder submission of director nominations for election at our 2012 annual meeting of stockholders may be found under the heading, “Other Matters – Stockholder Proposals and Nominations.”

Although we do not have a history of receiving recommendations for director nominations from stockholders, the Nominating and Governance Committee envisions that it would evaluate any such recommended candidate on the same terms as other proposed nominees, but would place a substantial premium on retaining incumbent directors who are familiar with our management, operations, business, industry, strategies and competitive position, and who have previously demonstrated a proven ability to provide valuable contributions to International Shipholding Corporation.

BOARD OF DIRECTORS

Board Meetings and Attendance

There were five Board meetings and thirteen committee meetings during 2010.  Directors are expected to attend each annual meeting of the Company’s stockholders, and all did attend the 2010 annual meeting.  Each member of the Board attended at least 75% of the aggregate number of meetings of the Board and committees of which he was a member in 2010.

Director Independence

A majority of our directors are “independent directors” as defined by the SEC and the NYSE.  Generally, a director does not qualify as an independent director if the director (or in some cases, members of the director’s immediate family) has, or in the past three years has had, certain material affiliations with us, our external or internal auditors, or other companies that do business with us.  Based on information made available to it, the Board has affirmatively determined that Messrs. Beer, Lane, Lupberger, McNamara, Morrissette and Robinson qualify as independent directors under the independence standards of the NYSE and SEC.  In making these determinations, the Board evaluated information furnished by each such person.

In making that determination regarding Mr. McNamara, the Board reviewed the affiliations described under “Certain Relationships and Transactions” provided later in this Proxy Statement and determined that these affiliations did not create a material relationship with us that would interfere with his exercise of independent judgment.

Board Leadership Structure

Our by-laws specifically provide for the combination of the roles of Chairman and Chief Executive Officer, which we believe is appropriate given the delineation of responsibilities between our Chairman and Chief Executive Officer and our President.  For several decades, a member of the Johnsen family has held the titles of Chairman and Chief Executive Officer, while another family member has held the title of President.  Generally speaking, this arrangement has enabled our Chief Executive Officer to have unified authority to manage our strategic and financial affairs, and to act as our primary spokesperson with regards to the maritime transportation, investment and financial communities. This arrangement has further permitted our President to focus principally on the daily operations of our vessel fleet.  Given the complexities of the maritime transportation industry and the importance of carefully developing and sustaining industry relationships, we believe this clear demarcation of responsibilities has served us well.  We believe the Board’s risk oversight function (discussed below) would be effective under a variety of senior leadership structures and, accordingly, risk mitigation had little if any influence over the selection of our current leadership structure.

We do not have a lead director.  Instead, our independent directors take turns presiding at executive sessions of the independent directors.  See “Non-Management Director Sessions.”

Non-Management Director Sessions

The non-management members of the Board met four times in executive sessions during 2010.  All of the non-management directors attended all sessions.  Consistent with historic practice, the presiding director at these 2010 meetings rotated in order among the non-management directors.

Risk Management

Our Board oversees our risk management function, which is a coordinated effort among our business units, our internal audit department, and our risk management personnel.  The Board has delegated to the Audit Committee principal responsibility for oversight of the risk management function.  The Director of Internal Audit reports directly to the Chief Executive Officer and to the Audit Committee and is responsible for conducting a risk-based audit plan.  The Director of Internal Audit performs a risk assessment annually and selects auditable entities for the Audit Plan based upon this assessment.  The Audit Committee as well as the Chief Executive Officer and Chairman of the Board approve the audit plan after presentation by the Director of Internal Audit. The Audit Committee reports periodically to the Board on risk management.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

Our board of directors and management have adopted corporate governance practices designed to aid in the fulfillment of their respective duties and responsibilities to our stockholders.  Specifically, our Corporate Governance Guidelines, in conjunction with our certificate of incorporation, by-laws, and Board committee charters, forms the framework for the governance of our Company.  Our Board has also adopted a Code of Business Conduct and Ethics.  The Code of Business Conduct and Ethics sets forth principles of ethical and legal conduct to be followed by our directors, officers, and employees.

Availability of Corporate Governance Materials

You may access our certificate of incorporation, our by-laws, our Corporate Governance Guidelines, our Code of Business Conduct and Ethics, and all committee charters under the Investor Relations section of our website at www.intship.com.  You also may request printed copies, which will be mailed to you without charge, by writing to International Shipholding Corporation, Attention:  Manuel G. Estrada, Vice President and Chief Financial Officer, 11 North Water Street,  Suite 18290, Mobile, Alabama 36602.

Communicating with Directors

Stockholders may communicate directly with the Board, or with any individual director, by writing to the Chairman of the Board of Directors of International Shipholding Corporation at 11 North Water Street,  Suite 18290, Mobile, Alabama  36602.  The Chairman will forward the stockholder’s communication to the appropriate director or officer for response.

Stockholders and other interested parties who wish to communicate directly with the non-management members of the Board as a group should direct their correspondence to:  International Shipholding Corporation, Attn: Non-Management Members of the Board of Directors (c/o Director of Internal Audit), 11 North Water Street Suite 18290, Mobile, Alabama  36602.  The Director of Internal Audit will not share such communications or their subject matter with the Corporation’s management and will provide all such communications to the non-management director who will preside at the next scheduled executive session of non-management directors, prior to that meeting.

ROLE OF BOARD COMMITTEES

The Board has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee.  Each of these committees is composed solely of directors who are independent under the listing standards of the NYSE.   In addition, each committee operates under its own written charter adopted by the Board.  Copies of the charters may be obtained as described under “Board of Directors – Availability of Corporate Governance Materials.”

The current members of each committee are identified in the following table, which also indicates the number of meetings each committee held in fiscal 2010:

Committee
Outside Director	Audit	Compensation	Nominating and Corporate Governance
Kenneth H. Beer	X	X
H. Merritt Lane, III	Chair		X
Edwin A. Lupberger	X	Chair
James J. McNamara		X	X
Harris V. Morrissette		X	X
T. Lee Robinson, Jr.	X		Chair
Number of Meetings in 2010	5	5	3
______________

Audit Committee

The Audit Committee assists the Board in monitoring the integrity of the financial statements; the qualifications and independence of the independent auditors; the performance of our internal audit function and internal audit personnel and independent auditors; and our compliance with legal and regulatory requirements.  All members of the audit committee are independent, as independence for audit committee members is defined in NYSE listing standards and applicable SEC rules.  The Board has determined that Messrs. Lane, Lupberger and Beer qualify as “audit committee financial experts,” as defined by SEC rules.

Compensation Committee

The Compensation Committee discharges the Board’s responsibilities related to the CEO’s compensation and makes recommendations to the Board with respect to non-CEO executive compensation.  The Compensation Committee also administers the Company’s stock incentive plans and makes decisions regarding grants of stock options and restricted stock under the plans.

Nominating and Governance Committee

The Nominating and Governance Committee’s primary responsibilities include identifying individuals qualified to serve on the Board and its committees, making recommendations to the Board regarding director nominees for the next annual meeting of stockholders, and developing and recommending to the Board a set of corporate governance principles applicable to the Company.  The Nominating and Governance Committee’s policy is to identify individuals qualified to fill vacant director positions or to stand for re-election based on input from all Board members and the following general criteria: directors should possess practical wisdom, sound judgment and a broad range of experience that is relevant to the Company’s business and is complementary to the background of the other directors.  They should be committed to devoting the time necessary to carry out their responsibilities, serving on the Board for a sufficient period of time to develop knowledge about the business, and objectively representing the best interests of the Company’s stockholders.

DIRECTOR COMPENSATION

The table below details all compensation the Company paid to our non-employee directors for the fiscal year ended December 31, 2010.  Messrs. Niels M. Johnsen and Erik L. Johnsen, who are employed by the Company as executive officers, do not receive any additional compensation for their service as directors.

Fiscal 2010 Outside Director Compensation

Name	Fees Earned or Paid in Cash ($)	Other ($)		Total ($)
Erik. F. Johnsen	--	282,295	(1)	282,295
H. Merritt Lane, III	43,000	--		43,000
Edwin A. Lupberger	45,000	--		45,000
Kenneth H. Beer	45,000	--		45,000
T. Lee Robinson, Jr.	43,000	--		43,000
Harris V. Morrissette	43,000	--		43,000
James J. McNamara	43,000	--		43,000
______________

(1)
Since his resignation as Chairman of the Board and Chief Executive Officer in 2007, Erik F. Johnsen has provided consulting services in the areas of business development and finance.  Under this agreement, Mr. Johnsen was paid an annual fee of $250,000 for services provided in 2010.  Mr. Johnsen receives accounting and bookkeeping services from a contract employee whom we paid $32,295 in 2010.  In December 2010, we pre-paid Mr. Johnsen $250,000 under this agreement representing his discounted consultant fee for 2011. We have not included this amount in the above table as it relates to 2011 compensation.  Additionally, when Mr. Johnsen served as CEO, we entered into an agreement with him whereby his estate will be paid approximately $626,000 upon his death.  On March 5, 2010, an amendment was entered into whereby the Company agreed to pay his estate approximately $626,000 payable upon the later of the tenth anniversary of the amendment or thirty days after his death.  The Company has reserved the amounts sufficient to fund this death benefit and there was no aggregate incremental cost to us to provide him this benefit in 2010.  Mr. Johnsen also received retirement benefits in 2010 through our qualified Retirement Plan.  For additional information, see “Certain Relationships and Transactions.”

Each non-employee director was paid the amounts set forth in the table above.  These fees included payments for the following: annual fee of $25,000, Audit Committee Retainer fee of $3,000, Compensation Committee Retainer fee of $3,000, Nominating and Governance Committee Retainer fee of $3,000, and fees of $1,000 for each meeting of the Board or a committee thereof attended. In addition, each non-employee director is entitled to be reimbursed for (i) expenses incurred in attending board and committee meetings and (ii) expenses incurred in attending director education programs.

Effective January 1, 2011, we increased the compensation of our non-employee directors by making grants of Common Stock in January 2011 valued at $20,000 and increasing the annual retainer fee to $47,500. The other committee and meeting fees were unchanged.

Our bylaws require us to indemnify our directors so that they will be free from undue concern about personal liability in connection with their service to the Company.  We have signed agreements with each director contractually obligating us to provide these indemnification rights.  We also provide our directors with customary directors and officers liability insurance.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This section of the proxy statement describes and analyzes our executive compensation philosophy and program in the context of the compensation paid during the last fiscal year to our four executive officers, including our Chief Executive Officer and Chief Financial Officer (our “Named Executive Officers”).  For fiscal 2010, our Named Executive Officers were:

•	Niels M. Johnsen, our Chairman of the Board and Chief Executive Officer;

•	Erik L. Johnsen, our President;

•	Manuel G. Estrada, our Vice President and Chief Financial Officer; and

•	Peter M. Johnston, our Executive Vice President.

In this CD&A, we first explain the principles that guide our Compensation Committee’s executive compensation decisions, our Compensation Philosophy and Objectives.  We then describe the committee’s Process of Setting Compensation, including any supporting role played by the Named Executive Officers themselves.  Finally, we discuss in detail each of the Components of Compensation, which includes, for each component, a design overview as well as the actual results yielded for each Named Executive Officer in fiscal 2010.

Compensation Philosophy and Objectives

The Compensation Committee is committed to and responsible for designing, implementing and administering a compensation program for executive officers that ensures appropriate linkage among pay, Company performance, and results for stockholders.  The committee seeks to increase stockholder value by rewarding performance with cost-effective compensation and ensuring that we can attract and retain the best executive talent available through adherence to the following core compensation objectives:

•	providing compensation commensurate with the level of success achieved;

•	providing a total compensation opportunity that over time will approach levels that are competitive with similar size companies and companies in the same or related industries;

•	recognizing and rewarding the achievement of corporate performance goals as well as individual performance; and

•	aligning the interests of executives with those of our stockholders by emphasizing long-term equity incentives.

Our compensation program is designed to reward achievement of corporate objectives and thus will change from time to time as those objectives change.  The specific principles, components, and decisions used in fiscal 2010 in establishing the compensation of executive officers are discussed in more detail below.

The Process of Setting Compensation

The Compensation Committee’s Role

The committee is responsible for approving the Company’s executive compensation framework as well as making compensation decisions for the CEO and recommending compensation decisions to the Board for the other Named Executive Officers.  In establishing the executive compensation program for fiscal 2010, the committee reviewed the 2009 compensation program for the executive officers.  The committee concluded that the fiscal 2009 compensation mix and pay levels continue to be appropriate and elected to recommend to the Board a similar pay mix and potential compensation levels for fiscal 2010, except for an increase in the value of equity grants as detailed below under “Compensation Components.”

Analysis Used in Setting Compensation

In setting 2010 compensation, the committee considered each Named Executive Officer’s total compensation package for 2009.  The committee also considered our total general and administrative expenses in relation to our earnings; each individual’s role, responsibilities, performance, experience, and potential; the individual’s historical compensation; and comparisons to our other executive officers.  Total compensation levels of our Chief Executive Officer and our President are similar in recognition of the similar responsibility levels of both officers.

The Role of Management and Other Directors/Evaluating Performance

The committee evaluates the performance of the Named Executive Officers on an annual basis.  The committee considers the recommendations of the Chief Executive Officer as to the appropriate compensation of the other Named Executive Officers.  The Named Executive Officers are not present when the committee meets to evaluate their performance and determine their compensation.  The committee determines the compensation of the Chief Executive Officer and makes recommendations to the Board as to the compensation of the other Named Executive Officers.

Role of Compensation Consultant

In 2007, the committee engaged Watson Wyatt Worldwide Inc. (now Towers Watson), an independent consulting firm, to perform a competitive analysis of our executive compensation program that year.  Watson Wyatt’s report served as a point of reference for the Compensation Committee’s evaluation of our executive compensation program, rather than the sole determining factor in our compensation decisions.  We made certain changes to our program in 2008, partially in response to that report.  The most notable changes were the addition of restricted stock grants to the pay mix and the adoption of change of control agreements, each of which is discussed in turn below under “Compensation Components.”  Most recently, in the fourth quarter of 2010, the committee engaged Towers Watson to review and make recommendations regarding our executive compensation program for fiscal 2011.

Compensation Components

The three key elements of our executive compensation program are: base salary, an annual incentive award opportunity, and a long-term equity incentive award.  In addition to these main components, we offer our executive officers certain modest retirement benefits and certain change of control and termination protections.  Each component is discussed in greater detail below, with a focus on both component design and results yielded during 2010.

Base Salary

Our philosophy is that base salaries should provide a fixed baseline level of compensation that is not contingent upon our company’s performance.  Actual individual salary amounts reflect the committee’s judgment with respect to each executive officer’s responsibility, performance, work experience, the individual’s historical compensation, internal equity considerations and other factors, including any retention concerns.

In fiscal 2009, due to concerns about the uncertainty of the global economy and the affects on the shipping industry, we implemented a salary freeze for all employees, including our Named Executive Officers.  However, as conditions began to improve during the fiscal year, all employees, including the Named Executive Officers, received a special bonus equal to 2% of their 2009 salaries.

In 2010, as our business outlooks and the economy had begun to improve, the committee raised each Named Executive Officer’s base salary.  The range of increases for the Named Executive Officers except Mr. Johnston was between 8.9%-12.4%.  Mr. Johnston, who had assumed additional responsibilities during fiscal 2009 in the midst of the salary freeze, was given an increase in base salary of approximately 22%.

Annual Incentive Award

The annual incentive plan is designed to align executive officer pay with Company performance by providing each Named Executive Officer the opportunity to earn an annual bonus based on the achievement of quarterly and annual targets for income before taxes.  As consistent with those set in prior years, the 2010 incentive award opportunity for each Named Executive Officer as a percentage of salary was as follows:

Named Executive Officer	Annual Maximum	Quarterly Maximum
Niels M. Johnsen	50%	12.5%
Erik L. Johnsen	50%	12.5%
Manuel G. Estrada	40%	10.0%
Peter M. Johnston	30%	7.5%

The annual incentive is accrued on a quarterly basis if the target for that quarter is met.  If the Company does not meet the target for any of the first three quarters but meets the target for the full year, the quarter that was missed will then be earned.  Our annual incentive plan does not contemplate discretion by the committee to increase the award.  However, the committee does have discretion to establish other incentive and reward arrangements and pay additional compensation outside of the annual incentive plan.

When setting the performance targets for the annual incentive plan, the committee receives input from the Chief Executive Officer and reviews the approved operating plan for the upcoming fiscal year.  The committee meets with the Chief Executive Officer to review and discuss the performance metrics and the probabilities and risks in achieving these metrics, and then meets in executive session to make its final decisions.

For fiscal 2010, income before taxes and impairment charges target for each quarter and for the full year were as follows:

Annual Incentive Plan – Quarterly Targets for Income before Taxes and Impairment Charges

Fiscal Quarter	Target ($)
First Quarter	6,395,000
Second Quarter	6,750,000
Third Quarter	6,208,000
Fourth Quarter	7,007,000
All of 2010	26,360,000

The target was met each quarter and for the year.  Our income before taxes for 2010 was $39.4 million, which is calculated by taking net income of $15.3 million less income tax benefits of $1.3 million, plus $25.4 million for the add-back of an impairment charge taken in the third quarter of 2010.

Long-Term Stock Incentive Awards

In fiscal 2010, as in fiscal 2008 and 2009, equity grants were a key component of our executive compensation program.  A substantial portion of the 2008 equity grants was intended to compensate for the historical absence of equity grants; therefore, the fiscal 2009 and 2010 equity grants were substantially lower.

As with the fiscal 2009 grants, the committee included a performance component to its 2010 grants of restricted stock to our Named Executive Officers to further reinforce the relationship between corporate performance and our executive’s compensation.  Performance targets are set at a level that supports our business plan strategy and rewards our executives for improvements in the Company’s financial results.  The vesting of each of the 2010 equity grants was contingent upon the Company’s achievement of at least $26.360 million in net income before taxes and impairment charges for fiscal 2010.  This target was met for 2010, and all shares vested on March 14, 2011, the day the Company filed its 2010 Annual Report on Form 10-K.

Any dividends paid on shares of unvested restricted stock are held by our Company until the underlying shares of restricted stock vest, at which time the dividends are paid to the officer.  In order to protect our executives from the loss of the opportunity to earn their stock-based compensation, all restrictions on restricted stock lapse upon a change of control of our company.  Unvested restricted stock is also forfeited on termination of employment for any reason other than death, disability, or retirement on or after reaching age 65.

Most recently, the committee imposed a clawback requirement on the restricted stock grant made to each Named Executive Officer in late January 2011.  Under the clawback provision contained in each Named Executive Officer’s January 2011 restricted stock agreement, the Committee has discretion to recover or “clawback” from the recipient all or a portion of the shares granted if, within three years following the vesting date, the Company’s financial statements are required to be restated as a result of fraud or intentional misconduct and the recipient’s conduct caused, directly or partially, the need for restatement.  In addition, each Named Executive Officer’s 2011 restricted stock agreement is subject to any clawback policy the Company adopts in the future in order to comply with SEC and NYSE rules, to the extent the Company determines those rules apply to the 2011 restricted stock grants.

Retirement Benefits

Our executive officers participate in our qualified defined benefit plan (the “Retirement Plan”) and our qualified 401(k) plan, which are available to our non-union employees.  We do not provide supplemental retirement programs for our executive officers.  However, we do provide post-retirement medical coverage for all eligible employees, including executive officers, who retire at age 55 or later.

Change of Control and Termination Benefits

We offer certain change of control and termination benefits to our Named Executive Officers for several reasons.  These benefits serve the Company’s interests by encouraging key management personnel to remain employed with the Company in the event of an impending change of control while simultaneously alleviating individual concerns about the possible involuntary loss of employment upon a change of control.  We believe that these change of control protections preserve morale and productivity and encourage retention in the face of the potential disruptive impact of an actual or potential change of control of the Company.  Change of control protections for our executives and other key personnel are an important part of good corporate governance, as they ensure that the interests of our executives will be materially consistent with the interests of our stockholders when considering corporate transactions.

Three of our Named Executive Officers – Niels M. Johnsen, Erik L. Johnsen, and Manuel G. Estrada have stand-alone Change in Control Agreements.  Mr. Peter M. Johnston, who was promoted to an executive officer position in 2009, does not have a change in control agreement but was a participant in our Severance Plan generally available to all U.S. non-unionized employees.  Under the Severance Plan, Mr. Johnston would have been entitled a severance payment of twelve months’ salary and three months’ continued coverage under the Company’s group health plan if he had been terminated without cause following a change in control. The severance plan expired on December 31, 2010. However, it is the Company’s intention to extend the plan an additional year.

Information regarding the Change in Control Agreements and the Severance Plan, including the estimated amounts payable that would have been payable to each named executive had a change of control occurred on December 31, 2010, is set forth under the heading “Potential Payments upon Termination or Change in Control – Change in Control.”

Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code of 1986, as amended, prohibits us from deducting more than $1 million in compensation paid to certain executive officers in a single year. The committee’s policy is to structure compensation that will be fully deductible where doing so will further the purposes of our executive compensation programs. The committee also considers it important to retain flexibility to design compensation programs that recognize a full range of criteria important to our success, even where compensation payable under the programs may not be fully deductible.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee:

Kenneth H. Beer, Edwin A. Lupberger, James J. McNamara, and Harris V. Morrissette

Compensation Committee Interlocks and Insider Participation

During the last fiscal year, Kenneth H. Beer, Edwin A. Lupberger, James J. McNamara, and Harris V. Morrissette served on the compensation committee.  No member served as an officer or employee of our Company or any of our subsidiaries prior to or while serving on the compensation committee.  None of our executive officers served during the last fiscal year on the board of directors or on the compensation committee of another entity, whose executive officers served on our board of directors or on our compensation committee.

Fiscal 2010 Summary Compensation Table

The following table presents information regarding the total compensation for fiscal years 2010, 2009, and 2008, as applicable, for our Named Executive Officers.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings(4) ($)	All Other Compensation(5) ($)	Total ($)
Niels M. Johnsen Chairman of the Board and Chief Executive Officer	2010	420,000	--	568,000	210,000	116,504	1,000	1,315,504
	2009	385,000	7,700	453,200	192,500	99,328	1,000	1,138,728
	2008	385,000	--	1,472,000	192,500	138,574	1,000	2,189,074
Erik L. Johnsen President	2010	395,000	--	568,000	197,500	104,335	1,000	1,265,835
	2009	363,000	7,260	453,200	181,500	54,547	1,000	1,060,507
	2008	363,000	--	1,472,000	181,500	87,521	1,000	2,105,021
Manuel G. Estrada Vice President and Chief Financial Officer	2010	235,000	--	142,000	94,000	129,910	1,000	601,910
	2009	209,000	4,180	113,300	83,600	96,121	1,000	507,201
	2008	209,000	--	276,000	83,600	110,876	101,000	780,476
Peter M. Johnston(6) Executive Vice President	2010	175,000	--	71,000	52,500	48,654	1,000	348,154
	2009	143,000	2,860	56,650	42,900	41,012	1,000	287,422

(1)	A special bonus of 2% of gross wages was paid to all employees, including our executives, in lieu of salary increases for 2009.

(2)	The amounts shown in this column reflect the aggregate grant date fair value of stock awards computed in accordance with FASB ASC Topic 718.

(3)
The amounts shown in this column reflect cash payments made under our annual incentive bonus plan for performance in the respective years.  For additional information, see “Incentive Compensation Awards” below.

(4)	Reflects the net change during each of the years reflected of the present value of the executives’ accumulated benefits under the defined benefit plan discussed below under “ Pension Plan.”

(5)
For each executive, this column consists solely of contributions the Company made to our 401(k) plan on his behalf in 2008, 2009, and 2010, except for Mr. Estrada’s 2008 figure, which also includes an incentive payment of $100,000 for his relocation from New Orleans, Louisiana to Mobile, Alabama.

(6)	Mr. Johnston was not a Named Executive Officer for fiscal year 2008; accordingly, no compensation for that year is provided.

Fiscal 2010 Grants of Plan-Based Awards

The following table sets forth information about the potential bonus payouts under annual incentive plan grants and equity grants to our Named Executive Officers during fiscal 2010.

Name	Type of Award	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(3) (#)	Grant Date Fair Value of Stock and Option Awards(4) ($)
			Threshold(2) ($)	Target ($)	Maximum ($)
Niels M. Johnsen	Annual Cash Incentive		52,500	210,000	210,000
	Performance-Based Restricted Stock Grant	1/26/2010				20,000	568,000
Erik L. Johnsen	Annual Cash Incentive		49,375	197,500	197,500
	Performance-Based Restricted Stock Grant	1/26/2010				20,000	568,000
Manuel G. Estrada	Annual Cash Incentive		23,500	94,000	94,000
	Performance-Based Restricted Stock Grant	1/26/2010				5,000	142,000
Peter M. Johnston	Annual Cash Incentive		13,125	52,500	52,500
	Performance-Based Restricted Stock Grant	1/26/2010				2,500	71,000
______________

(1)
“Estimated future payouts under non-equity incentive plan award” refers to the potential payments, pursuant to the 2010 annual incentive plan, payable in fiscal 2011.  The amounts actually paid to each Named Executive Officer for fiscal 2010 pursuant to this program are reflected in the “Non-Equity Incentive Plan Award” column of the “Fiscal 2010 Summary Compensation Table.”  See “Compensation Discussion & Analysis” for more information about our annual incentive awards.

(2) Represents one quarter of cash incentive payments.

(3)
These amounts represent the number of shares reflected in each Named Executive Officer’s fiscal 2010 restricted stock grant, which would vest only if the Company’s 2010 net income before taxes (excluding any impairment charges) met or exceeded $26.36 million.  This target was met on March 14, 2011, the date the Company filed its 2010 Annual Report on Form 10-K with the SEC.

(4)	Awards of restricted stock are valued based on the aggregate grant date fair value computed in accordance with FASB Topic 718.

Outstanding Equity Awards at 2010 Fiscal Year-End

The following table sets forth certain information about outstanding equity awards held by the Named Executive Officers at the end of fiscal 2010.  Restricted stock is the only type of equity award currently held by any of our Named Executive Officers.

	Stock Awards
	Unvested Stock Awards(1)		Unvested Equity Incentive Plan Awards(2)
Name	Number of Shares (#)	Market Value(3) ($)	Number of Unearned Shares (#)	Market Value(3) ($)
Niels M. Johnsen	40,000	1,016,000	20,000	508,000
Erik L. Johnsen	40,000	1,016,000	20,000	508,000
Manuel G. Estrada	5,000	127,000	5,000	127,000
Peter M. Johnston	--	--	2,500	63,500
______________

(1)
Consists of shares of restricted stock that vest based on continued service.  For each of Niels M. Johnsen and Erik L. Johnsen, one-half of the award vested on February 1, 2011 and the remaining one-half is scheduled to vest on February 1, 2012.  All of the shares in Mr. Estrada’s award vested on February 1, 2011.

(2)
These amounts represent the number of shares in each Named Executive Officer’s fiscal 2010 restricted stock grant, which would vest only if the Company’s 2010 net income before taxes (excluding any impairment charges) met or exceeded $26.36 million.  This target was met, and on March 14, 2011, the date the Company filed its 2010 Annual Report on Form 10-K with the SEC.

(3)	Based on the closing market price of $25.40 per share on December 31, 2010.

Option Exercises and Stock Vested in 2010

The following table sets forth information regarding the vesting of restricted stock during fiscal 2010 for the Named Executive Officers.  The Named Executive Officers did not have any stock options vest during 2010.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Niels M. Johnsen	40,000(2)	1,075,200
Erik L. Johnsen	40,000(2)	1,075,200
Manuel G. Estrada	10,000(3)	268,800
Peter M. Johnston	2,500(4)	65,475
______________

(1)	Value realized on vesting is calculated on the basis of the closing market share price on the date of vesting.

(2)	For each executive, 20,000 shares vested on February 1, 2010 (market price of $27.57/share) and 20,000 shares vested on May 6, 2010 (market price of $26.19/share).

(3)	5,000 shares vested on February 1, 2010 (market price of $27.57/share) and 5,000 shares vested on May 6, 2010 (market price of $26.19/share).

(4)	2,500 shares of restricted stock vested on May 6, 2010 (market price of $26.19/share).

2010 Pension Benefits

We maintain a defined benefit pension plan (the “Retirement Plan”) for employees hired prior to September 1, 2006, and all such employees of our domestic subsidiaries who are not covered by union sponsored plans may participate after one year of service.  Employees hired on or after September 1, 2006, with at least one year of service as of June 30, 2008, were eligible to participate in the new Cash Balance Plan on July 1, 2008.  As each of our Named Executive Officers has been with the Company since before 2006, all of them participate in the Retirement Plan rather than the Cash Balance Plan.

Computation of benefits payable under the defined pension plan is based on years of service, up to thirty years.  Under the final average pay benefit formula the computation is based upon the employee’s highest sixty consecutive months of compensation, which is defined as the participant’s base salary plus overtime (excluding incentive pay, bonuses or other extra compensation).

The standard form of payment depends on marital status at the time the benefits first become payable.  For single employees, the standard payment form is the Life Only annuity option.  This form of payment provides a monthly lifetime benefit which ends upon death.   For employees that are married when benefits become payable, the standard payment form is the 50% joint and survivor annuity.  This form of payment provides a monthly benefit to the employee for their lifetime, and upon their death, it provides the spouse 50% of the monthly benefit payment for the remainder of his/ her life.  In addition to the standard payment forms, the following forms of payments are also available:  10 years Certain and Life, 15 years Certain and Life, 100% joint and survivor annuity, 75% joint and survivor annuity; and High-Low Options.

Employees automatically receive the standard payment option applicable to their marital status at the time the benefits become payable unless they have elected another option in accordance with the terms of the Retirement Plan.

The benefit provided by the Retirement Plan’s formula is subject to certain constraints under the Internal Revenue Code. For 2011, the maximum annual benefit generally is $195,000 under Code Section 415.  Furthermore, under Code Section 401(a)(17), the maximum annual compensation that may be reflected in 2010 for the purpose of determining benefits is $245,000.  These dollar limits are subject to cost of living increases in future years.  Each of the individuals named in the Summary Compensation Table set forth above is a participant in the Retirement Plan and, for purposes of the plan, was credited during 2010 with a salary of $245,000, except for Mr. Estrada and Mr. Johnston who were credited with their actual salaries.

2010 Pension Benefits

Name	Number of Years Credited Service(1) (#)	Present Value of Accumulated Benefit(2) ($)	Payments During Last Fiscal Year ($)
Niels M. Johnsen	30	1,155,854	--
Erik L. Johnsen	30	603,122	--
Manuel G. Estrada	30	579,366	--
Peter M. Johnston	19	226,149	--
______________

(1)	Retirement Plan benefits are capped at 30 years of service. Niels M. Johnsen has served 40 years, Erik L. Johnsen has served 31 years, and Manuel G. Estrada has served 32 years.

(2)
The present values of the accumulated benefits reported in this table were calculated using the same participant data, plan provisions and actuarial assumptions used to calculate our 2010 retirement plan expense in accordance with Statement of Financial Accounting Standards No. 87, except that SEC rules require the modified assumption that participants defer their retirement until the earliest age they are eligible for an unreduced benefit, which is age sixty-five under the Retirement Plan.  See Note E, “Employee Benefit Plans,” of the Notes to the Financial Statements in our Form 10-K for the year ended December 31, 2010.

Potential Payments Upon Termination or Change of Control

Payments Upon Termination

Each of our executives would be entitled to receive certain payments if his employment ended due to death, disability, or retirement on or after age 65.  Most of these payments are under plans or arrangements generally available to the Company’s non-unionized U.S. employees.

Under our Salary Continuation Plan, each executive would receive 26 weeks’ pay if his employment terminated because of his disability.  After that period, the executive would be eligible for benefits equal to 60% of his wages under our Long-Term Disability rider to our MetLife Insurance Policy up until age 65, or if the employee is age 60 or older at the time of disability, the lesser of 60 months or age 70. In addition, each Named Executive Officer is eligible for six months’ continued medical/dental insurance if his employment terminated due to his disability, and may elect to purchase COBRA coverage for up to 36 months thereafter.

We also have a life insurance policy that covers each of our non-union U.S. employees, including our Named Executive Officers.  In the event of his death, the beneficiary of each Named Executive Officer would receive $200,000, the maximum possible individual payout from our MetLife Insurance Policy.  The executive’s estate would be eligible to purchase continued medical/dental coverage through COBRA for up to 36 months following his death.

Under our 2010 Executive Bonus Plan, each executive would be entitled to a pro-rata bonus payment if his employment ended due to death, disability, or retirement on or after age 65.  Each of our Named Executive Officers is also eligible to receive post-retirement medical benefits.

Change of Control Benefits

We have entered into Change in Control agreements with our top three executive officers.  The agreements, which were originally effective through December 31, 2009, are automatically extended on a year to year basis unless the Company gives at least six months advance notice of discontinuance.  There were no such notice given in 2010.  If the executive is terminated for reasons other than death, disability or cause or by the executive for good reason within three years following a change in control for Mr. Niels M. Johnsen and Mr. Erik L. Johnsen and within two years following a change in control for Mr. Manuel G. Estrada, the executive is generally entitled to receive the following:

•
Three times base salary for Mr. Niels M. Johnsen and Mr. Erik L. Johnsen, and two times base salary for Mr. Manuel G. Estrada.  Payments would be made as a lump sum in cash within five days of the date of the termination.

•
Three times for Mr. Niels M. Johnsen and Mr. Erik L. Johnsen (two times in the case of Mr. Estrada) of the greater of the average bonus over the last three years or the target bonus for the year of termination.  Payments would be made as a lump sum in cash within five days of the date of the termination.

•	Three years of life and health insurance benefits for Mr. Niels M. Johnsen and Mr. Erik L. Johnsen, and two years of benefits for Mr. Manuel G. Estrada.

•	Accelerated vesting of restricted stock grants.

Mr. Johnston does not have a Change in Control agreement, but during the fiscal year he was a participant in our Severance Plan, which covered all our non-unionized U.S. employees.  Under the Severance Plan, Mr. Johnston would have been entitled to a severance payment of twelve months’ salary if he had been terminated without cause following a change in control, plus three months’ continued coverage under the Company’s group health plan.  The severance plan expired on December 31, 2010. However, it is the Company’s intention to extend the plan an additional year.

The following table quantifies the potential payments to our Named Executive Officers under the contracts, arrangements or plans discussed above, for various scenarios involving a change in control or termination of employment of each of our Named Executive Officers, assuming a December 31, 2010 termination date, and where applicable, using the closing price of our common stock of $25.40 (as reported on the New York Stock Exchange as of December 31, 2010). In addition to these benefits, our Named Executive Officers would be entitled to receive the retirement and pension benefits described above under “Pension Benefits” and any balance in our 401(k) plan.

Event	Niels M. Johnsen	Erik L. Johnsen	Manuel G. Estrada	Peter M. Johnston
Change in Control (No Termination)
Accelerated vesting of restricted stock(1)	$1,524,000	$1,524,000	$ 254,000	$ 63,500
Total	$1,524,000	$1,524,000	$ 254,000	$ 63,500

Change in Control with Termination
Cash severance payment (base pay)	$1,260,000(2)	$1,185,000(2)	$470,000(3)	$175,000(4)
Cash severance payment (bonus)	$630,000(2)	$592,500(2)	$188,000(3)	$ --
Cost of Continued Health and Welfare Benefits	$66,590(2)	$60,288(2)	$58,851(3)	$ 4,297(4)
Accelerated vesting of restricted stock(1)	$1,524,000	$1,524,000	$ 254,000	$ 63,500
Total	$3,480,590	$3,361,788	$ 970,851	$ 242,797

Death
Cash severance payment (bonus)(5)	$ 210,000	$197,500	$ 94,000	$ 52,500
Accelerated vesting of restricted stock(1)	$1,524,000	$1,524,000	$ 254,000	$ 63,500
Payout of Life Insurance Benefits(6)	$ 200,000	$200,000	$ 200,000	$ 200,000
Total	$1,934,000	$1,921,500	$ 548,000	$ 316,000

Disability
Cash severance payment (base pay)(7)	$ 210,000	$197,500	$ 117,500	$ 87,500
Cash severance payment (bonus)(5)	$ 210,000	$197,500	$ 94,000	$ 52,500
Cost of Continued Health and Welfare Benefits(8)	$ 6,660	$ 6,660	$ 6,660	$ 6,660
Accelerated vesting of restricted stock(1)	$1,524,000	$1,524,000	$ 254,000	$ 63,500
Total	$1,950,660	$1,925,660	$ 472,160	$ 210,160

Retirement (age 65)
Cash severance payment (bonus)(5)	$ 210,000	$197,500	$ 94,000	$ 52,500
Cost of Continued Health and Welfare Benefits(9)	$ 13,320	$ 13,320	$ 13,320	$ 13,320
Accelerated vesting of restricted stock(1)	$1,524,000	$1,524,000	$ 254,000	$ 63,500
Total	$1,747,320	$1,734,820	$ 361,320	$ 129,320
_________________________

(1)	Under the terms of our 2009 Stock Incentive Plan, all outstanding equity awards will vest fully upon a change of control.

(2)
If his employment is terminated within three years following a change of control of the Company and such termination is not due to death, disability, with Cause, or without Good Reason, each of Niels M. Johnsen and Erik L. Johnsen is eligible to receive a lump sum payment equal to three years’ salary plus three times the greater of the average bonus paid over the last three years or the target bonus for the year of termination.  In addition, the executive would receive three years’ continued life and health insurance benefits.

(3)
If his employment is terminated within two years following a change of control of the Company and such termination is not due to death, disability, with Cause, or without Good Reason, Manuel G. Estrada is eligible to receive a lump sum payment equal to two years’ salary plus two times the greater of the average bonus paid over the last three years or the target bonus for the year of termination.  In addition, the executive would receive two years’ continued life and health insurance benefits.

(4)
Under the Severance Plan, Mr. Johnston would be entitled to a severance payment of twelve months’ salary if he is terminated without cause, plus three months’ continued benefits under the Company’s group health plan. The severance plan expired on December 31, 2010. However, it is the Company’s intention to extend the plan an additional year.

(5)  Under the terms of the 2010 Executive Bonus Plan, in the event of an executive’s retirement at age 65,   disability, or death, a pro-rata payment may be paid to the employee, or to his estate, if applicable, on the date the payment would ordinarily be made.

(6)
This figure represents the maximum company-paid group life insurance coverage under MetLife Insurance Policy.  The executive’s estate could elect to purchase continued medical/dental coverage through COBRA for up to 36 months (coverage for the full 36 months would cost the executive’s estate approximately $35,000 at current rates).

(7)	This figure represents the maximum of 26 weeks’ wages at full pay under Salary Continuation Plan; thereafter 60% of wages under Long-Term Disability benefits under MetLife Insurance Policy.

(8)
Each executive would be entitled to six months’ medical/dental benefits; thereafter, the executive could elect to purchase continued medical/dental coverage through COBRA for up to 36 months (coverage for the full 36 months would cost the executive approximately $40,000 at current rates).

(9)	This figure represents the annual cost of post-retirement medical benefits.

PROPOSAL TO APPROVE

THE INTERNATIONAL SHIPHOLDING CORPORATION 2011 STOCK INCENTIVE PLAN

(PROPOSAL 2)

General

Our Board believes that our growth depends upon the efforts of our officers, directors, employees, consultants, and advisors and that the proposed International Shipholding Corporation 2011 Stock Incentive Plan (the “2011 Plan”) will provide an effective means of attracting and retaining qualified key personnel while encouraging long-term focus on maximizing stockholder value.  The 2011 Plan has been adopted by the Board, subject to approval by our stockholders at the Annual Meeting.  The principal features of the 2011 Plan are summarized below.  This summary is qualified in its entirety, however, by reference to the 2011 Plan, which is attached to this Proxy Statement as Appendix A.

Purpose of the Proposal

We believe that providing officers, directors, employees, consultants and advisors with a proprietary interest in the growth and performance of our company is crucial to stimulating individual performance while at the same time enhancing stockholder value.  While we believe that employee equity ownership is a significant contributing factor in achieving superior corporate performance, we recognize that increasing the number of available shares under incentive plans may potentially dilute the equity ownership of our current stockholders.  Accordingly, we intend the 2011 Plan to replace the Company’s only other current long-term incentive plan, the 2009 Stock Incentive Plan (the “2009 Plan”), under which 53,066 shares remain available for grant.  If the 2011 Plan is not approved, we will continue to use the 2009 Plan.  We believe that the 2011 Plan will be integral to our continued ability to attract, retain, and motivate key personnel and Board members in a manner aligned with the interests of stockholders.

Terms of the 2011 Plan

Administration of the 2011 Plan.  The Compensation Committee of the Board (the “Committee”) will generally administer the 2011 Plan, and has the authority to make awards under the 2011 Plan, including setting the terms of the awards.  The Committee will also generally have the authority to interpret the 2011 Plan, to establish any rules or regulations relating to the 2011 Plan that it determines to be appropriate, and to make any other determination that it believes necessary or advisable for proper administration of the 2011 Plan.  Subject to the limitations specified in the 2011 Plan, the Committee may delegate its authority to appropriate officers of our Company with respect to grants to employees or consultants who are not subject to Section 16 of Exchange Act or Section 162(m) of the Internal Revenue Code (the “Code”).

Eligibility. Key employees, officers, and directors of the Company and our consultants or advisors will be eligible to receive awards (“Incentives”) under the 2011 Plan.  We anticipate that four officers and seven non-employee directors will be eligible to receive Incentives under the 2011 Plan, all of whom currently participate in the Company’s 2009 Plan.  Incentives under the 2011 Plan may be granted in any one or a combination of the following forms:  incentive stock options under Section 422 of the Code, non-qualified stock options, restricted stock, restricted stock units, stock appreciation rights, and other stock-based awards.  Each of these types of Incentives is discussed in more detail in “Types of Incentives” below.

Shares Issuable through the 2011 Plan.  A total of 400,000 shares of our Common Stock are authorized for issuance under the 2011 Plan, representing approximately 5.5% of the outstanding shares of the Company’s Common Stock.  The closing price of a share of our Common Stock, as quoted on the NYSE on March 3, 2011, was $24.09.

Limitations and Adjustments to Shares Issuable under the 2011 Plan.  Incentives relating to no more than 90,000 shares of our Common Stock may be granted to a single participant in any fiscal year.  Grants of restricted stock, restricted stock units, or other stock-based amounts are generally subject to minimum vesting periods, except that grants of up to an aggregate of 15,000 shares may be made without compliance with these minimums.  These minimum vesting periods, as well as certain exceptions, are discussed below under “Restricted Stock.”  The maximum number of shares that may be issued upon exercise of options intended to qualify as incentive stock options under the Code is 400,000.  Each Outside Director may be granted Incentives with respect to no more than 7,500 shares per fiscal year.

For purposes of determining the maximum number of shares of Common Stock available for delivery under the 2011 Plan, shares that are not delivered because an Incentive is forfeited, canceled, or settled in cash will not be deemed to have been delivered under the 2011 Plan.  With respect to stock appreciation rights paid in shares, all shares to which the stock appreciation rights relate are counted against the 2011 Plan limits, rather than the net number of shares delivered upon exercise of the stock appreciation rights.

Proportionate adjustments will be made to all of the share limitations provided in the 2011 Plan, including shares subject to outstanding Incentives, in the event of any recapitalization, reclassification, stock dividend, stock split, combination of shares, or other change in the shares of common stock, and the terms of any Incentive will be adjusted to the extent appropriate to provide participants with the same relative rights before and after the occurrence of any such event.

Amendments to the 2011 Plan.  The Board may amend or discontinue the 2011 Plan at any time.  However, our stockholders must approve any amendment to the 2011 Plan that would:

•	materially increase the benefits accruing to participants,

•	materially increase the number of shares of Common Stock that may be issued through the 2011 Plan,

•	materially expand the classes of persons eligible to participate,

•	expand the types of awards available for grant,

•	materially extend the term of the 2011 Plan,

•	materially reduce the price at which common stock may be offered through the 2011 Plan, or

•	permit the repricing of an option or stock appreciation right.

Duration of the 2011 Plan.  No Incentives may be granted under the 2011 Plan after April 27, 2021.

Types of Incentives.  Each of the types of Incentives that may be granted under the 2011 Plan is described below:

Stock Options. A stock option is a right to purchase shares of Common Stock from the Company.  The Committee will determine the number and exercise price of the options, and the time or times that the options become exercisable, provided that the option exercise price may not be less than the fair market value of a share of Common Stock on the date of grant, except for an option granted in substitution of an outstanding award in an acquisition transaction.  The term of an option will also be determined by the Committee, but may not exceed ten years.  The Committee may accelerate the exercisability of any stock option at any time.  As noted above, the Committee may not, without the prior approval of our stockholders, decrease the exercise price for any outstanding option after the date of grant.  In addition, an outstanding option may not, as of any date that the option has a per share exercise price that is greater than the then current fair market value of a share of Common Stock, be surrendered to us as consideration for the grant of a new option with a lower exercise price, another Incentive, a cash payment, or shares of Common Stock, unless approved by our company’s stockholders.  Incentive stock options will be subject to certain additional requirements necessary in order to qualify as incentive stock options under Section 422 of the Code.

The option exercise price may be paid in cash; by check; in shares of common stock; through a “cashless” exercise arrangement with a broker approved by our Company; if approved by the Committee, through a net exercise procedure; or in any other manner authorized by the Committee.

Restricted Stock.  The Committee may grant shares of Common Stock subject to restrictions on sale, pledge, or other transfer by the recipient for a certain restricted period.  The restricted period must be a minimum of three years with the following exceptions:  shares vesting based on the attainment of performance goals, shares granted to Outside Directors, and shares issued in payment of amounts earned under our annual incentive plan.  If vesting of the shares is subject to the future attainment of specified performance goals, the restricted period for employees, consultants, or advisors must be at least one year.  However, in addition to the previously described exceptions, a 2011 Plan aggregate total of 15,000 shares of Common Stock may be issued in connection with restricted stock, restricted stock units, or other stock-based awards without compliance with these minimum vesting periods.  All shares of restricted stock will be subject to such restrictions as the Committee may provide in an agreement with the participant, including provisions that may obligate the participant to forfeit the shares to us in the event of termination of employment or if specified performance goals or targets are not met.  Subject to restrictions provided in the participant’s incentive agreement and the 2011 Plan, a participant receiving restricted stock shall have all of the rights of a stockholder as to such shares, including the right to receive dividends.

Restricted Stock Units.  A restricted stock unit, or RSU, represents the right to receive from the Company one share of Common Stock on a specific future vesting or payment date.  All RSUs will be subject to such restrictions as the Committee may provide in an agreement with the participant, including provisions which may obligate the participant to forfeit the units in the event of termination of employment or if specified performance goals or targets are not met.  Subject to the restrictions provided in the agreement and the 2011 Plan, a participant receiving RSUs has no rights of a stockholder until shares of common stock are issued to the participant.  Restricted stock units may be granted with dividend equivalent rights.

Stock Appreciation Rights.  A stock appreciation right, or SAR, is a right to receive, without payment to the Company, a number of shares of Common Stock determined by dividing the product of the number of shares as to which the stock appreciation right is exercised and the amount of the appreciation in each share by the fair market value of a share on the date of exercise of the right.  The Committee will determine the base price used to measure share appreciation, whether the right may be paid in cash, and the number and term of stock appreciation rights, provided that the term of a SAR may not exceed ten years.  The Committee may accelerate the exercisability of any SAR at any time.  The 2011 Plan restricts decreases in the base price and certain exchanges of SARs on terms similar to the restrictions described above for options.

Other Stock-Based Awards.  The 2011 Plan also permits the Committee to grant to participants awards of shares of Common Stock and other awards that are denominated in, payable in, valued in whole or in part by reference to, or are otherwise based on the value of, or the appreciation in value of, shares of Common Stock (other stock-based awards).  The Committee has discretion to determine the times at which such awards are to be made, the size of such awards, the form of payment, and all other conditions of such awards, including any restrictions, deferral periods, or performance requirements.  Other stock-based awards are subject to the same minimum vesting requirements and exceptions described above for restricted stock and restricted stock units.

Performance Goals for Section 162(m) Awards.  Performance-based compensation does not count toward the $1 million limit on our Company’s federal income tax deduction for compensation paid to its most highly compensated executive officers.  Grants of restricted stock, restricted stock units, or other stock-based awards that we intend to qualify as performance-based compensation under Section 162(m) must be made subject to the achievement of pre-established performance goals.  The pre-established performance goals, as provided in the 2011 Plan, will be based upon any or a combination of the following criteria relating to our Company or one or more of our divisions or subsidiaries: earnings per share; return on assets; an economic value added measure; stockholder return; earnings or earnings before interest, taxes and amortization; stock price; total stockholder return; return on equity; return on total capital; return on assets or net assets; revenue; reduction of expenses; free cash flow; income or net income; income before tax; operating income or net operating income; gross profit; operating profit or net operating profit; operating margin or profit margin; return on operating revenue; return on invested capital; or market segment share.  For any performance period, the performance goals may be measured on an absolute basis or relative to a group of peer companies selected by the Committee, relative to internal goals or industry benchmarks, or relative to levels attained in prior years.  Performance measurements may be adjusted as specified under the 2011 Plan to exclude the effects of non-recurring transactions or changes in accounting standards.

Our Committee has authority to use different targets from time to time within the realm of the 2011 Plan’s performance goals as listed above.  The regulations under Section 162(m) require that the material terms of the performance goals be reapproved by our stockholders every five years.  To qualify as performance-based compensation, grants of restricted stock, restricted stock units and other stock-based awards will be required to satisfy the other applicable requirements of Section 162(m).

Termination of Employment.  In the event that a participant ceases to be an employee of the Company or to provide services to the Company for any reason, including death, disability, early retirement, or normal retirement, any Incentives may be exercised, shall vest, or shall expire at such times as may be determined by the Committee and as provided in the applicable incentive agreement.

Change in Control.  Upon a change in control of our Company, as defined in the 2011 Plan or in an incentive agreement, or immediately prior to the closing of a transaction that will result in a change in control if consummated, all outstanding Incentives granted pursuant to the 2011 Plan shall automatically become fully vested and exercisable, all restrictions or limitations on any Incentives shall lapse, and all performance criteria and other conditions relating to the payment of Incentives shall be deemed to be achieved or waived by the Company without the necessity of action by any person.

In addition, upon a change in control our Committee will have the authority to take a variety of actions regarding outstanding Incentives.  Within certain time periods and under certain conditions, our Committee may:

•	require that all outstanding Incentives be exercised by a certain date;

•
require the surrender to our Company of some or all outstanding Incentives in exchange for a stock or cash payment for each Incentive equal in value to the per share change of control value, calculated as described in the 2011 Plan, over the exercise or base price;

•	make any equitable adjustment to outstanding Incentives as the Committee deems necessary to reflect our corporate changes; or

•
provide that an Incentive shall become an Incentive relating to the number and class of shares of stock or other securities or property (including cash) to which the participant would have been entitled in connection with the change of control transaction if the participant had been a stockholder.

Transferability of Incentives.  No Incentives granted hereunder may be transferred, pledged, assigned or otherwise encumbered by a participant except: (a) by will; (b) by the laws of descent and distribution; (c) pursuant to a domestic relations order, as defined in the Code; or (d) as to options only, if permitted by the Committee and so provided in the relevant incentive agreement, to immediate family members or to a partnership, limited liability company or trust for which the sole owners, members or beneficiaries are the participant or immediate family members.

Tax Withholding. We may withhold from any payments or stock issuances under the 2011 Plan, or collect as a condition of payment, any taxes required by law to be withheld.  The participant may, but is not required to, satisfy his or her withholding tax obligation by electing to deliver currently owned shares of Common Stock, or to have our Company withhold from the shares the participant would otherwise receive, shares, in either case having a value equal to the minimum amount required to be withheld.  This election must be made prior to the date on which the amount of tax to be withheld is determined, and for participants who are not subject to Section 16 of the Exchange Act, is subject to the committee’s right of disapproval.

Purchase of Incentives.  The Committee may approve the purchase by our Company of an unexercised or unvested Incentive from the holder by mutual agreement.

Federal Income Tax Consequences

The federal income tax consequences related to the issuance of the different types of Incentives that may be awarded under the 2011 Plan are summarized below.  Participants who are granted Incentives under the 2011 Plan should consult their own tax advisors to determine the tax consequences based on their particular circumstances.

Stock Options.  A participant who is granted a stock option normally will not realize any income, nor will our Company normally receive any deduction for federal income tax purposes, in the year the option is granted.

When a non-qualified stock option granted through the 2011 Plan is exercised, the participant will realize ordinary income measured by the difference between the aggregate purchase price of the shares acquired and the aggregate fair market value of the shares acquired on the exercise date and, subject to the limitations of Section 162(m) of the Code, we will be entitled to a deduction in the year the option is exercised equal to the amount the participant is required to treat as ordinary income.

An employee generally will not recognize any income upon the exercise of any incentive stock option, but the excess of the fair market value of the shares at the time of exercise over the option price will be an item of tax preference, which may, depending on particular factors relating to the employee, subject the employee to the alternative minimum tax imposed by Section 55 of the Code.  The alternative minimum tax is imposed in addition to the federal individual income tax, and it is intended to ensure that individual taxpayers do not completely avoid federal income tax by using preference items.  An employee will recognize capital gain or loss in the amount of the difference between the exercise price and the sale price on the sale or exchange of stock acquired pursuant to the exercise of an incentive stock option, provided the employee does not dispose of such stock within two years from the date of grant and one year from the date of exercise of the incentive stock option (the holding periods).  An employee disposing of such shares before the expiration of the holding periods will recognize ordinary income generally equal to the difference between the option price and the fair market value of the stock on the date of exercise.  The remaining gain, if any, will be capital gain. Our Company will not be entitled to a federal income tax deduction in connection with the exercise of an incentive stock option, except where the employee disposes of the shares received upon exercise before the expiration of the holding periods.

If the exercise price of a non-qualified option is paid by the surrender of previously owned shares, the basis and the holding period of the previously owned shares carry over to the same number of shares received in exchange for the previously owned shares.  The compensation income recognized on exercise of these options is added to the basis of the shares received.  If the exercised option is an incentive stock option and the shares surrendered were acquired through the exercise of an incentive stock option and have not been held for the holding periods, the optionee will recognize income on such exchange, and the basis of the shares received will be equal to the fair market value of the shares surrendered.  If the applicable holding period has been met on the date of exercise, there will be no income recognition and the basis and the holding period of the previously owned shares will carry over to the same number of shares received in exchange, and the remaining shares will begin a new holding period and have a zero basis.

Restricted Stock.  Unless the participant makes an election to accelerate recognition of the income to the date of grant (as described below), the participant will not recognize income, and we will not be allowed a tax deduction, at the time the restricted stock award is granted.  When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the shares as of that date, and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m) of the Code.  If the participant files an election under Section 83(b) of the Code within 30 days of the date of grant of restricted stock, the participant will recognize ordinary income as of the date of the grant equal to the fair market value of the stock as of that date, and our company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m).  Any future appreciation in the stock will be taxable to the participant at capital gains rates.  If the stock is later forfeited, however, the participant will not be able to recover the tax previously paid pursuant to a Section 83(b) election.

Restricted Stock Units.  A participant will not be deemed to have received taxable income upon the grant of restricted stock units.  The participant will be deemed to have received taxable ordinary income at such time as shares are distributed with respect to the restricted stock units in an amount equal to the fair market value of the shares distributed to the participant.  Upon the distribution of shares to a participant with respect to restricted stock units, we will ordinarily be entitled to a deduction for federal income tax purposes in an amount equal to the taxable ordinary income of the participant, subject to any applicable limitations under Section 162(m) of the Code.  The basis of the shares received will equal the amount of taxable ordinary income recognized by the participant upon receipt of such shares.

Stock Appreciation Rights.  Generally, a participant who is granted a stock appreciation right under the 2011 Plan will not recognize any taxable income at the time of the grant.  The participant will recognize ordinary income upon exercise equal to the amount of cash or the fair market value of the stock received on the day it is received.

In general, there are no federal income tax deductions allowed to our company upon the grant of stock appreciation rights.  Upon the exercise of the stock appreciation right, however, we will be entitled to a deduction equal to the amount of ordinary income that the participant is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under Section 162(m).

Other Stock-Based Awards.  Generally, a participant who is granted an other stock-based award under the 2011 Plan will recognize ordinary income at the time the cash or shares of common stock associated with the award are received.  If stock is received, the ordinary income will be equal to the excess of the fair market value of the stock received over any amount paid by the participant in exchange for the stock.

In the year that the participant recognizes ordinary taxable income in respect of such award, we will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the participant is required to recognize, provided that the deduction is not otherwise disallowed under Section 162(m).

Section 409A.  If any Incentive constitutes non-qualified deferred compensation under Section 409A of the Code, it will be necessary that the Incentive be structured to comply with Section 409A of the Code to avoid the imposition of additional tax, penalties, and interest on the participant.

Tax Consequences of a Change of Control.  If, upon a change of control of our company, the exercisability, vesting or payout of an Incentive is accelerated, any excess on the date of the change of control of the fair market value of the shares or cash issued under accelerated Incentives over the purchase price of such shares, if any, may be characterized as “parachute payments” (within the meaning of Section 280G of the Code) if the sum of such amounts and any other such contingent payments received by the employee exceeds an amount equal to three times the “base amount” for such employee.  The base amount generally is the average of the annual compensation of the employee for the five years preceding such change in ownership or control.  An “excess parachute payment,” with respect to any employee, is the excess of the parachute payments to such person, in the aggregate, over and above such person’s base amount.  If the amounts received by an employee upon a change of control are characterized as parachute payments, the employee will be subject to a 20% excise tax on the excess parachute payment and we will be denied any deduction with respect to such excess parachute payment.

The foregoing discussion summarizes the federal income tax consequences of Incentives that may be granted under the 2011 Plan based on current provisions of the Code, which are subject to change.  This summary does not cover any foreign, state or local tax consequences.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about our Common Stock authorized for issuance under our existing equity compensation plans as of December 31, 2010:

Plan Category	Number of securities remaining available for issuance under equity compensation plans
Equity Compensation Plans approved by security holders(1)	100,500

(1)
Represents the number of shares remaining available for issuance under the 2009 Plan.  Since December 31, 2010, we have issued an additional 47,500 shares from, and 66 shares were returned to, the 2009 Plan.  Therefore, as of March 3, 2011, 53,066 shares remain available for issuance under the 2009 Plan.  If our stockholders approve the 2011 Plan at the Annual Meeting, no additional shares will be issued in the future from the 2009 Plan.

Vote Required

The affirmative vote of the holders of at least a majority of the shares present in person or represented by proxy at the Annual Meeting will be required to approve the 2011 Plan.

The Board of Directors unanimously recommends a vote FOR the approval of our proposed 2011 Stock Incentive Plan.

AUDIT COMMITTEE REPORT

Management is responsible for our internal controls and the financial reporting process.  Our independent auditor is responsible for performing an independent audit of our consolidated financial statements and the effectiveness of our internal control over financial reporting, and to issue reports thereon.  The Audit Committee’s responsibility is to monitor and oversee these processes, and subject to stockholder ratification, to appoint the independent auditor.

To the Board of Directors of International Shipholding Corporation:

In connection with the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, we have (i) reviewed and discussed with management the audited financial statements as of and for the year ended December 31, 2010, (ii) discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended  by the Auditing Standards Board of the American Institute of Certified Public Accountants, and (iii) have received and reviewed the written disclosures and the letter from the independent auditors related to applicable requirements for the Public Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and have discussed with the auditors the auditors’ independence.  Based on the reviews and discussions referred to above, we recommend to the Board that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

The following table sets forth the fees for professional services rendered for payment by Ernst & Young LLP, the Company’s independent accountants, for the fiscal years ended December 31, 2010 and 2009:

	Amount Billed for Fiscal Year Ended
	December 31, 2010	December 31, 2009
Audit Fees(1)	$599,140	$532,465
Audit-Related Fees(2)	29,442	37,014
Tax Fees(3)	80,100	45,010
Total Fees	$708,682	$614,489

(1)
Audit Fees include fees for the audit of our consolidated financial statements and internal control over financial reporting, review of the interim consolidated financial statements included in quarterly reports,  services related to statutory audits of certain of our subsidiaries, and services related to Form 10-K for the periods presented which were filed for the purpose of including the financial statements of certain foreign unconsolidated subsidiaries.

(2)	Audit Related Fees include fees for audits of our employee benefit plans.

(3)	Tax Fees include fees for tax compliance and consulting services.

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditor.  These services may include audit services, audit-related services, tax services, and other services.  Pre-approval is generally provided for up to one year and is detailed as to the particular service or category of services.  The Audit Committee may also pre-approve particular services on a case-by-case basis.  The Audit Committee pre-approved 100% of the audit fees, audit-related fees, and tax fees for the fiscal year ended December 31, 2010

The Audit Committee determined that the provision of services discussed above is compatible with maintaining the independence of Ernst & Young LLP from the Company.

Submitted by the Audit Committee members:

Kenneth H. Beer, H. Merritt Lane, III, Edwin A. Lupberger, and T. Lee Robinson, Jr.

PROPOSAL TO RATIFY THE RETENTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PROPOSAL 3)

Our 2010 financial statements were audited by Ernst & Young LLP (“E&Y”) and they have acted as our independent auditors since 2002. Upon recommendation of the Company’s executive management, the Audit Committee of the Board of Directors, on December 16, 2010, approved the selection of PricewaterhouseCoopers LLP (“PwC”) as its Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2011 and the Board is submitting this appointment to our stockholders for ratification at the Annual Meeting. Although stockholder ratification of PwC appointment is not legally required, we are submitting this matter to the stockholders, as in the past, as a matter of good corporate practice. Representatives of  PwC will be present at the Annual Meeting, are expected to be available to respond to appropriate questions, and will have an opportunity to make a statement if they wish.  If the stockholders fail to vote on an advisory basis in favor of the appointment of PwC at the meeting, the Audit Committee will reconsider whether to retain PwC and may appoint that firm or another without re-submitting the matter to the stockholders.  Even if the stockholders ratify the appointment, the Audit Committee may, in its discretion, select a different independent auditor at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.  In connection with selecting the independent auditor, the Audit Committee reviews the auditor’s qualifications, control procedures, cost, proposed staffing, prior performance and other relevant factors.

Ratification of PwC’s appointment as our independent auditors for 2011 will require the affirmative vote of the holders of at least a majority of the voting power present or represented at the Annual Meeting.

The Board of Directors recommends a vote FOR the approval of this proposal.

ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-ON-PAY VOTE”)

(PROPOSAL 4)

We are seeking stockholder approval of the compensation of our Named Executive Officers as disclosed in this proxy statement pursuant to SEC rules.  This disclosure includes the Compensation Discussion and Analysis (“CD&A”), the compensation tables, and the accompanying narrative compensation disclosures.  Stockholders are asked to vote on the following resolution:

RESOLVED, that the compensation of the Named Executive Officers as disclosed in the proxy statement for the Company’s 2011 annual meeting of stockholders pursuant to Item 402 of Regulation S-K of the rules of the Securities and Exchange Commission is hereby approved.

We understand that executive compensation is an important matter for our stockholders.  Our core executive compensation philosophy and practice continues to be to pay for performance, and we believe that our compensation program is strongly aligned with the long-term interests of our stockholders.  In considering how to vote on this proposal, we encourage you to review all the relevant information in this proxy statement – our CD&A, the compensation tables, and the rest of the narrative disclosures regarding our executive compensation program.

This proposal, commonly known as a “say-on-pay” proposal, gives you the opportunity to express your views on our 2010 executive compensation.  While the vote is advisory, and not binding on the Company, it will provide information to our Compensation Committee regarding investor sentiment about our executive compensation philosophy, policies and practices.  We invite stockholders who wish to communicate with our Board on executive compensation or any other matters to contact us as provided under “Board of Directors – Communicating with Directors.”

Approval of this proposal requires the affirmative vote of the holders of at least a majority of the voting power present or represented by proxy at the Annual Meeting.  See “Other Matters – Quorum and Voting of Proxies.”

Our Board unanimously recommends that you vote to approve the compensation of our Named Executive Officers as disclosed in this proxy statement by voting FOR this proposal.

ADVISORY VOTE ON THE FREQUENCY OF THE SAY-ON-PAY VOTE

(“FREQUENCY VOTE”) (PROPOSAL 5)

We are providing our stockholders with an advisory vote on how often we should hold the “say-on-pay” vote described under Proposal 4.  The enclosed proxy card will enable you to cast an advisory vote as to whether you would prefer us to hold the say-on-pay vote every year, every two years, or every three years.

Our Board has not made a recommendation on this Proposal 5 because it has decided to consider the views of our stockholders before making a determination.  The Board recognizes that an advisory vote on executive compensation will allow our stockholders to provide us with direct input on our compensation philosophy, policies. and practices as disclosed in the proxy statement every year and is interested in which frequency you believe is most appropriate.

This frequency vote is not binding on the Board.  However, the Board will take into account the result of the vote when determining the frequency of future say-on-pay votes.

Because this advisory vote has three possible substantive responses, we will consider stockholders to have “selected” the frequency specified by a plurality of the votes cast, whether present or represented by proxy at the Annual Meeting.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

Policy on Related Party Transactions

Our policy on related party transactions requires that such transactions be approved by our Chief Financial Officer, who is responsible for reporting approved transactions to management and to the Audit Committee.  For the purposes of this policy, related parties include our employees, our affiliates, our principal owners, members of the immediate family of our employees or principal owners, trusts for the benefit of our employees, and any entity for which our investment is accounted for by the equity method.  Examples of transactions addressed by the policy include the sale or purchase of assets, leasing of property or equipment, and charges for consulting or administrative services.  Related party transactions are reviewed annually by the Audit Committee pursuant to its Charter, and the Nominating and Governance Committee annually assesses transactions that are considered in determining the independence of the non-management directors.

Related Party Transactions and Relationships in 2010

Furnished below is information regarding certain transactions in which our executive officers and directors or members of their immediate families had an interest during 2010.

We have consulting agreements with Niels W. Johnsen and Erik F. Johnsen for services to us in the areas of business development and finance.  Niels W. Johnsen is our former Chairman and Chief Executive Officer and retired from our Board in 2009, but he remains a beneficial owner of more than 5% of our Common Stock.  Under a consulting agreement with Niels W. Johnsen, we paid him $250,000 for services rendered to the Company in 2010.  His consulting agreement was not extended beyond 2010.  Additionally, when Niels W. Johnsen served as our Chief Executive Officer, the Company entered into an agreement with him whereby his estate will be paid approximately $822,000 upon his death.  The Company has reserved amounts sufficient to fund this death benefit, so there was no additional cost to us in 2010 to fund this benefit.

Erik F. Johnsen is also our former Chairman and Chief Executive Officer, currently serves as a director, and has been nominated for reelection as a director at the Annual Meeting.  Under his consulting agreement, Erik F. Johnsen was paid a total of $500,000 for consulting services in 2010, which included $250,000 for services in 2010 and a prepayment of $250,000 for services to be provided in 2011.  The agreement for Erik F. Johnsen will not be extended beyond 2011.  For information on this agreement and other arrangements with Erik F. Johnsen, see “Director Compensation.”

R. Christian Johnsen, a son of Erik F. Johnsen, our former Chairman of the Board, serves as our Secretary and is a partner and member of the Board of Directors of the law firm of Jones, Walker, Waechter, Poitevent, Carrere and Denegre LLP, which has represented us since our inception.  H. Hughes Grehan, a son of Harold S. Grehan, Jr., one of our former directors who resigned in 2008, serves as our Assistant Secretary and is a partner of the same law firm.  We paid fees of $1,260,546 to the firm for legal services rendered to us during 2010.  We believe that these services are provided on terms at least as favorable to us as could be obtained from unaffiliated third parties.

One of our directors, James J. McNamara, is the former President of National Cargo Bureau, Inc., having retired from all positions with that company in March of 2010.  National Cargo Bureau, Inc. is a non-profit organization that provides nationwide inspection services and surveys to companies involved in domestic marine transportation services, including certain of our subsidiaries.  During the calendar year 2010, we were charged $165,209 for these services, which represents less than 2% of 2010 total gross revenues for National Cargo Bureau, Inc.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than ten percent of our Common Stock, to file initial reports of ownership and reports of changes in ownership with the SEC.  There were two late filings of Form 4s (one each for Niels M. Johnsen and Erik L. Johnsen, each representing a single transaction) that should have been filed in early February 2010 reporting that shares were withheld from vesting restricted stock grants to satisfy the minimum tax liability.

OTHER MATTERS

Quorum and Voting of Proxies

The presence, in person or by proxy, of stockholders holding a majority of our outstanding shares of Common Stock is necessary to constitute a quorum to convene the Annual Meeting.  If a quorum is present, the vote of the holders of a majority of the Common Stock cast, or present or represented, will decide all questions properly brought before the meeting, except with respect to the election of directors and the frequency vote, each of which will be decided by plurality vote.

All proxies duly executed in the form enclosed and received by the Board will be voted as specified and, in the absence of instructions to the contrary, will be voted:  FOR the election of the nominees named in the “Election of Directors” section of this Proxy Statement, FOR the 2011 Plan, FOR the ratification of the appointment of our independent registered public accounting firm, and FOR the say-on-pay vote, but will abstain with regard to the frequency vote.

Management has not received any notice under our “advance notification by-law” that a stockholder desires to present any matter for action by stockholders at the Annual Meeting and does not know of any matters to be presented at the Annual Meeting other than those specified in the accompanying Notice of Annual Meeting of Stockholders.  The enclosed proxy will confer discretionary authority with respect to any other matters that may properly come before the meeting or any adjournment thereof.  It is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment on any such matter.

Effect of Abstentions and Broker Non-votes

Under NYSE rules, brokers who hold shares in street name for customers may, subject to certain exceptions, vote in their discretion on matters when they have not received voting instructions from beneficial owners.  Under these rules, brokers who do not receive such instructions will be entitled to vote in their discretion at the Annual Meeting only with respect to the ratification of the appointment of the independent registered public accounting firm.  Brokers will not be entitled to vote in their discretion with respect to any other matter.  If brokers who do not receive voting instructions do not, or cannot, exercise discretionary voting power (a “broker non-vote”) with respect to any matter to be considered at the Annual Meeting, shares that are not voted, as well as shares that are subject to abstentions, will be treated as present for purposes of constituting a quorum to organize the meeting but will not be counted as present, represented by proxy, or cast with respect to considering such matter.  Because all of the matters to be submitted to a vote at the Annual Meeting will be decided by plurality vote or a majority of the Common Stock cast, or present or represented, broker non-votes and abstentions will not affect the outcome of the voting.

Stockholder Proposals and Nominations

In order to be eligible for inclusion in our 2012 proxy materials pursuant to the federal proxy rules, any stockholder proposal to take action at such meeting must be received at our principal executive offices by November 17, 2011, and must comply with applicable federal proxy rules.  In addition, our by-laws require stockholders to furnish timely written notice of their intent to nominate a director or bring any other matter before a stockholders’ meeting, whether or not they wish to include their proposal in our proxy materials.  In general, notice must be received by our Secretary between October 30, 2011 and January 28, 2012 and must contain specified information concerning, among other things, the matters to be brought before such meeting and concerning the stockholder proposing such matters.  If the date of the 2012 annual meeting is more than 30 days earlier or 60 days later than April 27, 2012, notice must be delivered within the time frames specified in our by-laws, which are publicly available or may be obtained as described above under “Board of Directors – Availability of Corporate Governance Materials.”  For additional information on these procedures, see “Election of Directors – Ability of Stockholders to Nominate Directors.”

BY ORDER OF THE BOARD OF DIRECTORS

R. CHRISTIAN JOHNSEN
Secretary

Mobile, Alabama
March 16, 2011

APPENDIX A

INTERNATIONAL SHIPHOLDING CORPORATION

2011 STOCK INCENTIVE PLAN

1. Purpose.  The purpose of the International Shipholding Corporation 2011 Stock Incentive Plan (the “Plan”) is to increase stockholder value and to advance the interests of International Shipholding Corporation (“ISH”) and its subsidiaries (collectively with ISH, the “Company”) by furnishing stock-based economic incentives (the “Incentives”) designed to attract, retain, reward and motivate key employees, officers and directors of the Company and consultants and advisors to the Company and to strengthen the mutuality of interests between service providers and ISH’s stockholders.  Incentives consist of opportunities to purchase or receive shares of Common Stock, $1.00 par value per share, of ISH (the “Common Stock”) or cash valued in relation to common stock, on terms determined under the Plan.  As used in the Plan, the term “subsidiary” means any corporation, limited liability company or other entity, of which ISH owns (directly or indirectly) within the meaning of section 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”), 50% or more of the total combined voting power of all classes of stock, membership interests, or other equity interests issued thereby.

2. Administration.

2.1. Composition.  The Plan shall generally be administered by the Compensation Committee (the “Committee”) of the Board of Directors of ISH (the “Board”).  The Committee shall consist of not fewer than two members of the Board, each of whom shall (a) qualify as a “non-employee director” under Rule 16b-3 under the Securities Exchange Act of 1934 (the “1934 Act”) or any successor rule and (b) qualify as an “outside director” under Section 162(m) of the Code (“Section 162(m)”).

2.2. Authority.  The Committee shall have plenary authority to award Incentives under the Plan and to enter into agreements with or provide notices to participants as to the terms of the Incentives (the “Incentive Agreements”).  The Committee shall have the general authority to interpret the Plan, to establish any rules or regulations relating to the Plan that it determines to be appropriate, and to make any other determination that it believes necessary or advisable for the proper administration of the Plan.  Committee decisions in matters relating to the Plan shall be final and conclusive on the Company and participants.  The Committee may delegate its authority hereunder to the extent provided in Section 3 hereof.

3. Eligible Participants.  Key employees, officers and directors of the Company and persons providing services as consultants or advisors to the Company shall become eligible to receive Incentives under the Plan when designated by the Committee.  With respect to participants not subject to Section 16 of the 1934 Act or Section 162(m) of the Code, the Committee may delegate to appropriate officers of the Company its authority to designate participants, to determine the size and type of Incentives to be received by those participants and to set and modify the terms of such Incentives; provided, however, that the resolution so authorizing any such officer shall specify the total number of Incentives such officer may so award and such actions shall be treated for all purposes as if taken by the Committee, and provided further that the per share exercise price of any options granted by an officer, rather than by the Committee, shall be equal to the Fair Market Value (as defined in Section 12.11) of a share of Common Stock on the later of the date of grant or the date the participant’s employment with or service to the Company commences.

4. Types of Incentives.  Incentives may be granted under the Plan to eligible participants in the forms of (a) incentive stock options; (b) non-qualified stock options; (c) restricted stock, (d) restricted stock units (“RSUs”); (e) stock appreciation rights (“SARs”) and (f) Other Stock-Based Awards (as defined in Section 10).

5. Shares Subject to the Plan.

5.1. Number of Shares.  Subject to adjustment as provided in Section 12.5, the maximum number of shares of Common Stock that may be delivered to participants and their permitted transferees under the Plan shall be 400,000 shares.  This amount was derived by adding 347,000 shares of Common Stock that the Company believes are appropriate to support future grants, plus approximately 53,000 shares that remain available under the Company’s prior stock incentive plan, which plan will no longer be used for future grants upon approval of this Plan by the Company’s stockholders.

5.2. Share Counting.  To the extent any shares of Common Stock covered by a stock option or SAR are not delivered to a participant or permitted transferee because the Incentive is forfeited or canceled, or shares of Common Stock are not delivered because an Incentive is paid or settled in cash, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under this Plan.  In the event that shares of Common Stock are issued as an Incentive and thereafter are forfeited or reacquired by the Company pursuant to rights reserved upon issuance thereof, such forfeited and reacquired Shares may again be issued under the Plan.  With respect to SARs, if the SAR is payable in shares of Common Stock, all shares to which the SARs relate are counted against the Plan limits, rather than the net number of shares delivered upon exercise of the SAR.

5.3. Limitations on Awards.  Subject to adjustment as provided in Section 12.5, the following additional limitations are imposed under the Plan:

(a) The maximum number of shares of Common Stock that may be issued upon exercise of stock options intended to qualify as incentive stock options under Section 422 of the Code shall be 400,000 shares.

(b) The maximum number of shares of Common Stock that may be covered by Incentives granted under the Plan to any one individual during any one fiscal-year period shall be 90,000.

(c) Restricted stock, restricted stock units and Other Stock-Based Awards with respect to an aggregate of 15,000 shares of Common Stock may be granted to officers, employees, consultants, or advisors without compliance with the minimum vesting periods or exceptions provided in Sections 7.2, 8.2 and 10.2.

(d) Each director who is not an employee of the Company may be granted Incentives with respect to no more than 7,500 shares of Common Stock each fiscal year.

(e) The maximum value of an Other Stock-Based Award that is valued in dollars (whether or not paid in Common Stock) scheduled to be paid out to any one participant in any fiscal year shall be $3,000,000.

5.4. Type of Common Stock.  Common Stock issued under the Plan may be authorized and unissued shares or issued shares held as treasury shares.

6. Stock Options.  A stock option is a right to purchase shares of Common Stock from ISH.  Stock options granted under the Plan may be incentive stock options (as such term is defined in Section 422 of the Code) or non-qualified stock options.  Any option that is designated as a non-qualified stock option shall not be treated as an incentive stock option.  Each stock option granted by the Committee under this Plan shall be subject to the following terms and conditions:

6.1. Price.  The exercise price per share shall be determined by the Committee, subject to adjustment under Section 12.5; provided that in no event shall the exercise price be less than the Fair Market Value (as defined in Section 12.11) of a share of Common Stock on the date of grant, except in the case of a stock option granted in assumption of or substitution for an outstanding award of a company acquired by the Company or with which the Company combines.

6.2. Number.  The number of shares of Common Stock subject to the option shall be determined by the Committee, subject to Section 5 and subject to adjustment as provided in Section 12.5.

6.3. Duration and Time for Exercise.  The term of each stock option shall be determined by the Committee, but shall not exceed a maximum term of ten years.  Each stock option shall become exercisable at such time or times during its term as shall be determined by the Committee.  Notwithstanding the foregoing, the Committee may accelerate the exercisability of any stock option at any time, in addition to the automatic acceleration of stock options under Section 12.10.

6.4. Repurchase.  Upon approval of the Committee, the Company may repurchase a previously granted stock option from a participant by mutual agreement before such option has been exercised by payment to the participant of the amount per share by which:  (a) the Fair Market Value (as defined in Section 12.11) of the Common Stock subject to the option on the business day immediately preceding the date of purchase exceeds (b) the exercise price, or by payment of such other mutually agreed upon amount; provided, however, that no such repurchase shall be permitted if prohibited by Section 6.6.

6.5. Manner of Exercise.  A stock option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of shares of Common Stock to be purchased.  The exercise notice shall be accompanied by the full purchase price for such shares.  The option price shall be payable in United States dollars and may be paid (a) in cash; (b) by check; (c) by delivery of or attestation of ownership of shares of Common Stock, which shares shall be valued for this purpose at the Fair Market Value on the business day immediately preceding the date such option is exercised; (d) by delivery of irrevocable written instructions to a broker approved by the Company (with a copy to the Company) to immediately sell a portion of the shares, issuable under the option and to deliver promptly to the Company the amount of sale proceeds (or loan proceeds if the broker lends funds to the participant for delivery to the Company) to pay the exercise price; or (e) if approved by the Committee, through a net exercise procedure whereby the optionee surrenders the option in exchange for that number of shares of Common Stock with an aggregate Fair Market Value equal to the difference between the aggregate exercise price of the options being surrendered and the aggregate Fair Market Value of the shares of Common Stock subject to the option, (f) in such other manner as may be authorized from time to time by the Committee.

6.6. Repricing.  Except for adjustments pursuant to Section 12.5 or actions permitted to be taken by the Committee under Section 12.10(c) in the event of a Change of Control, unless approved by the stockholders of the Company, (a) the exercise or base price for any outstanding option or SAR granted under this Plan may not be decreased after the date of grant and (b) an outstanding option or SAR that has been granted under this Plan may not, as of any date that such option or SAR has a per share exercise price that is greater than the then current Fair Market Value of a share of Common Stock, be surrendered to the Company as consideration for the grant of a new option or SAR with a lower exercise price, shares of restricted stock, restricted stock units, an Other Stock-Based Award, a cash payment or Common Stock.

6.7. Incentive Stock Options.  Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options that are intended to qualify as incentive stock options (as such term is defined in Section 422 of the Code):

(a) Any incentive stock option agreement authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain or be deemed to contain all provisions required in order to qualify the options as incentive stock options.

(b) All incentive stock options must be granted within ten years from the date on which this Plan is adopted by the Board of Directors.

(c) No incentive stock options shall be granted to any non-employee or to any participant who, at the time such option is granted, would own (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the employer corporation or of its parent or subsidiary corporation.

(d) The aggregate Fair Market Value (determined with respect to each incentive stock option as of the time such incentive stock option is granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the Plan or any other plan of ISH or any of its subsidiaries) shall not exceed $100,000.  To the extent that such limitation is exceeded, the excess options shall be treated as non-qualified stock options for federal income tax purposes.

    7. Restricted Stock.

7.1. Grant of Restricted Stock.  The Committee may award shares of restricted stock to such eligible participants as the Committee determines pursuant to the terms of Section 3.  An award of restricted stock shall be subject to such restrictions on transfer and forfeitability provisions and such other terms and conditions, including the attainment of specified performance goals, as the Committee may determine, subject to the provisions of the Plan.  To the extent restricted stock is intended to qualify as “performance-based compensation” under Section 162(m), it must be granted subject to the attainment of performance goals as described in Section 11 below and meet the additional requirements imposed by Section 162(m).

7.2. The Restricted Period.  At the time an award of restricted stock is made, the Committee shall establish a period of time during which the transfer of the shares of restricted stock shall be restricted and after which the shares of restricted stock shall be vested (the “Restricted Period”).  The Restricted Period shall be a minimum of three years with incremental vesting of portions of the award over the three-year period permitted, with the following exceptions:

(a) If the vesting of the shares of restricted stock is based upon the attainment of performance goals as described in Section 11, a minimum Restricted Period of one year is allowed.

(b) No minimum Restricted Period applies to grants to non-employee directors, to grants issued in payment of cash amounts earned under the Company’s annual incentive plan, or to grants under Section 5.3(c) hereof.

Each award of restricted stock may have a different Restricted Period.  The expiration of the Restricted Period shall also occur: (1) as provided under Section 12.3 in the event of termination of employment under the circumstances provided in the Incentive Agreement, and (2) as described in Section 12.10 in the event of a Change of Control of the Company.

7.3. Escrow.  The participant receiving restricted stock shall enter into an Incentive Agreement with the Company setting forth the conditions of the grant.  Any certificates representing shares of restricted stock shall be registered in the name of the participant and deposited with the Company, together with a stock power endorsed in blank by the participant.  Each such certificate shall bear a legend in substantially the following form:

The transferability of this certificate and the shares of Common Stock represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the International Shipholding Corporation (the “Company”) 2011 Stock Incentive Plan (the “Plan”), and an agreement entered into between the registered owner and Company thereunder.  Copies of the Plan and the agreement are on file at the principal office of the Company.

Alternatively, in the discretion of the Company, ownership of the shares of restricted stock and the appropriate restrictions shall be reflected in the records of the Company’s transfer agent and no physical certificates shall be issued prior to vesting.

7.4. Dividends on Restricted Stock.  Any and all cash and stock dividends paid with respect to the shares of restricted stock shall be subject to any restrictions on transfer, forfeitability provisions or reinvestment requirements as the Committee may, in its discretion, prescribe in the Incentive Agreement.

7.5. Forfeiture.  In the event of the forfeiture of any shares of restricted stock under the terms provided in the Incentive Agreement (including any additional shares of restricted stock that may result from the reinvestment of cash and stock dividends, if so provided in the Incentive Agreement), such forfeited shares shall be surrendered and any certificates cancelled.  The participants shall have the same rights and privileges, and be subject to the same forfeiture provisions, with respect to any additional shares received pursuant to Section 12.5 due to a recapitalization or other change in capitalization.

7.6. Expiration of Restricted Period.  Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to the restricted stock shall lapse and, unless otherwise instructed by the participant, a stock certificate for the number of shares of restricted stock with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions and legends, except any that may be imposed by law, to the participant or the participant’s estate, as the case may be.

7.7. Rights as a Stockholder.  Subject to the terms and conditions of the Plan and subject to any restrictions on the receipt of dividends that may be imposed in the Incentive Agreement, each participant receiving restricted stock shall have all the rights of a stockholder with respect to shares of stock during the Restricted Period, including without limitation, the right to vote any shares of Common Stock.

8. Restricted Stock Units.

8.1. Grant of Restricted Stock Units.  A restricted stock unit, or RSU, represents the right to receive from the Company on the respective scheduled vesting or payment date for such RSU, one share of Common Stock.  An award of restricted stock units may be subject to the attainment of specified performance goals or targets, forfeitability provisions and such other terms and conditions as the Committee may determine, subject to the provisions of the Plan.  To the extent an award of restricted stock units is intended to qualify as performance-based compensation under Section 162(m), it must be granted subject to the attainment of performance goals as described in Section 11 and meet the additional requirements imposed by Section 162(m).

8.2. Vesting Period.  At the time an award of restricted stock units is made, the Committee shall establish a period of time during which the restricted stock units shall vest (the “Vesting Period”).  The Vesting Period shall be a minimum of three years with incremental vesting over the three-year period permitted, with the following exceptions:

(a) If the vesting of the shares of restricted stock units is based upon the attainment of performance goals as described in Section 11, a minimum Vesting Period of one year is allowed.

(b) No minimum Restricted Period applies to grants of restricted stock units to non-employee directors, to grants issued in payment of cash amounts earned under the Company’s annual incentive plan, or to grants under Section 5.3(c) hereof.

Each award of restricted stock units may have a different Vesting Period.  The acceleration of the expiration of the Vesting Period shall also occur: (1) as provided under Section 12.3 in the event of termination of employment under the circumstances provided in the Incentive Agreement, and (2) as described in Section 12.10 in the event of a Change of Control of the Company.

8.3. Dividend Equivalent Accounts.  Subject to the terms and conditions of this Plan and the applicable Incentive Agreement, as well as any procedures established by the Committee, the Committee may determine to pay dividend equivalent rights with respect to RSUs, in which case, unless determined by the Committee to be paid currently, the Company shall establish an account for the participant and reflect in that account any securities, cash or other property comprising any dividend or property distribution with respect to the share of Common Stock underlying each RSU.  The participant shall have rights to the amounts or other property credited to such account.

8.4. Rights as a Stockholder.  Subject to the restrictions imposed under the terms and conditions of this Plan and subject to any other restrictions that may be imposed in the Incentive Agreement, each participant receiving restricted stock units shall have no rights as a stockholder with respect to such restricted stock units until such time as shares of Common Stock are issued to the participant.

8.5. Compliance with Section 409A of the Code.  Restricted stock unit awards shall be designed and operated in such a manner that they are either exempt from the application or comply with the requirements of Section 409A of the Code.

9. Stock Appreciation Rights.

9.1. Grant of Stock Appreciation Rights.  A stock appreciation right, or SAR, is a right to receive, without payment to the Company, a number of shares of Common Stock, cash or any combination thereof, the number or amount of which is determined pursuant to the formula set forth in Section 9.5.  Each SAR granted by the Committee under the Plan shall be subject to the terms and conditions provided herein.

9.2. Number.  Each SAR granted to any participant shall relate to such number of shares of Common Stock as shall be determined by the Committee, subject to adjustment as provided in Section 12.5.

9.3. Duration and Time for Exercise.  The term of each SAR shall be determined by the Committee, but shall not exceed a maximum term of ten years.  Each SAR shall become exercisable at such time or times during its term as shall be determined by the Committee.  Notwithstanding the foregoing, the Committee may accelerate the exercisability of any SAR at any time in its discretion in addition to the automatic acceleration of SARs under Section 12.10.

9.4. Exercise.  A SAR may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of SARs that the holder wishes to exercise.  The date that the Company receives such written notice shall be referred to herein as the “Exercise Date.”  The Company shall, within 30 days of an Exercise Date, deliver to the exercising holder certificates for the shares of Common Stock to which the holder is entitled pursuant to Section 9.5 or cash or both, as provided in the Incentive Agreement.

9.5. Payment.  The number of shares of Common Stock which shall be issuable upon the exercise of a SAR payable in Common Stock shall be determined by dividing:

(a) the number of shares of Common Stock as to which the SAR is exercised, multiplied by the amount of the appreciation in each such share (for this purpose, the “appreciation” shall be the amount by which the Fair Market Value of a share of Common Stock subject to the SAR on the trading day prior to the Exercise Date exceeds the “Base Price,” which is an amount, not less than the Fair Market Value of a share of Common Stock on the date of grant, which shall be determined by the Committee at the time of grant, subject to adjustment under Section 12.5); by

(b) the Fair Market Value of a share of Common Stock on the Exercise Date.

No fractional shares of Common Stock shall be issued upon the exercise of a SAR; instead, the holder of a SAR shall be entitled to purchase the portion necessary to make a whole share at its Fair Market Value on the Exercise Date.

If so provided in the Incentive Agreement, a SAR may be exercised for cash equal to the Fair Market Value of the shares of Common Stock that would be issuable under this Section 9.5, if the exercise had been for Common Stock.

10. Other Stock-Based Awards.

10.1. Grant of Other Stock-Based Awards.  Subject to the limitations described in Section 10.2 hereof, the Committee may grant to eligible participants “Other Stock-Based Awards,” which shall consist of awards (other than options, restricted stock, restricted stock units or SARs described in Sections 6 through 9 hereof) paid out in shares of Common Stock or the value of which is based in whole or in part on the value of shares of Common Stock.  Other Stock-Based Awards may be awards of shares of Common Stock, awards of phantom stock or may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of, or appreciation in the value of, Common Stock (including, without limitation, securities convertible or exchangeable into or exercisable for shares of Common Stock), as deemed by the Committee consistent with the purposes of this Plan.  The Committee shall determine the terms and conditions of any Other Stock-Based Award (including which rights of a stockholder, if any, the recipient shall have with respect to Common Stock associated with any such award) and may provide that such award is payable in whole or in part in cash.  An Other Stock-Based Award may be subject to the attainment of such specified performance goals or targets as the Committee may determine, subject to the provisions of this Plan.  To the extent that an Other Stock-Based Award is intended to qualify as “performance-based compensation” under Section 162(m), it must be granted subject to the attainment of performance goals as described in Section 11 below and meet the additional requirements imposed by Section 162(m).

10.2. Limitations.  Except as permitted in Section 5.3(c) and except for grants to non-employee directors and grants of shares issued in payment of cash amounts earned under the Company’s annual incentive plan, Other Stock-Based Awards granted under this Section 10 shall be subject to a vesting period of at least three years, with incremental vesting of portions of the award over the three-year period permitted; provided, however, that if the vesting of the award is based upon the attainment of performance goals, a minimum vesting period of one year is allowed, with incremental vesting of portions of the award over the one-year period permitted.

10.3. Compliance with Section 409A of the Code.  Other Stock-Based Awards shall be designed and operated in such a manner that they are either exempt from the application or comply with the requirements of Section 409A of the Code.

11. Performance Goals for Section 162(m) Awards. To the extent that shares of restricted stock, restricted stock units or Other Stock-Based Awards granted under the Plan are intended to qualify as “performance-based compensation” under Section 162(m), the vesting, grant, or payment of such awards shall be conditioned on the achievement of one or more performance goals and must satisfy the other requirements of Section 162(m).  The performance goals pursuant to which such awards shall vest, be granted, or be paid out shall be any or a combination of the following performance measures applied to the Company, ISH, a division, or a subsidiary:  earnings per share; return on assets; an economic value-added measure; shareholder return; earnings or earnings before interest, taxes and amortization; stock price; total shareholder return; return on equity; return on total capital; return on assets or net assets; revenue; reduction of expenses; free cash flow; income or net income; income before tax; operating income or net operating income; gross profit; operating profit or net operating profit; operating margin or profit margin; return on operating revenue; return on invested capital; or market segment share.  For any performance period, such performance objectives may be measured on an absolute basis, relative to a group of peer companies selected by the Committee, relative to internal goals, or relative to levels attained in prior years.  The performance goals may be subject to such adjustments as are specified in advance by the Committee in accordance with Section 162(m).

12. General.

12.1. Duration.  No Incentives may be granted under the Plan after April 27, 2021; provided, however, that subject to Section 12.9, the Plan shall remain in effect after such date with respect to Incentives granted prior to that date, until all such Incentives have either been satisfied by the issuance of shares of Common Stock or otherwise been terminated under the terms of the Plan and all restrictions imposed on shares of Common Stock in connection with their issuance under the Plan have lapsed.

12.2. Transferability.  No Incentives granted hereunder may be transferred, pledged, assigned or otherwise encumbered by a participant except: (a) by will; (b) by the laws of descent and distribution; (c) pursuant to a domestic relations order, as defined in the Code; or (d) as to options only, if permitted by the Committee and so provided in the Incentive Agreement or an amendment thereto, (i) to Immediate Family Members, (ii) to a partnership in which the participant and/or Immediate Family Members, or entities in which the participant and/or Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the sole partners, (iii) to a limited liability company in which the participant and/or Immediate Family Members, or entities in which the participant and/or Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the sole members, or (iv) to a trust for the sole benefit of the participant and/or Immediate Family Members. “Immediate Family Members” shall be defined as the spouse and natural or adopted children or grandchildren of the participant and their spouses.  To the extent that an incentive stock option is permitted to be transferred during the lifetime of the participant, it shall be treated thereafter as a nonqualified stock option.  Any attempted assignment, transfer, pledge, hypothecation or other disposition of Incentives, or levy of attachment or similar process upon Incentives not specifically permitted herein, shall be null and void and without effect.

12.3. Effect of Termination of Employment or Death.  In the event that a participant ceases to be an employee of the Company or to provide services to the Company for any reason, including death, disability, early retirement or normal retirement, any Incentives may be exercised, shall vest or shall expire at such times as may be determined by the Committee and provided in the Incentive Agreement.

12.4. Additional Conditions.  Anything in this Plan to the contrary notwithstanding:  (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of award of any Incentive or the issuance of any shares of Common Stock pursuant to any Incentive, require the recipient of the Incentive, as a condition to the receipt thereof or to the receipt of shares of Common Stock issued pursuant thereto, to deliver to the Company a written representation of present intention to acquire the Incentive or the shares of Common Stock issued pursuant thereto for his own account for investment and not for distribution; and (b) if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Incentive or the shares of Common Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the award of any Incentive, the issuance of shares of Common Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such Incentive shall not be awarded or such shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

12.5. Adjustment.  In the event of any recapitalization, reclassification, stock dividend, stock split, combination of shares or other similar change in the Common Stock, the number of shares of Common Stock then subject to the Plan, including shares subject to outstanding Incentives, and any and all other limitations provided in the Plan limiting the number of shares of Common Stock that may be issued hereunder, shall be adjusted in proportion to the change in outstanding shares of Common Stock.  In the event of any such adjustments, the price of any option, the Base Price of any SAR and the performance objectives of any Incentive shall also be adjusted to provide participants with the same relative rights before and after such adjustment.  No substitution or adjustment shall require the Company to issue a fractional share under the Plan and the substitution or adjustment shall be limited by deleting any fractional share.

12.6. Withholding.

(a) The Company shall have the right to withhold from any payments made or stock issued under the Plan or to collect as a condition of payment, issuance or vesting, any taxes required by law to be withheld.  At any time that a participant is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with an Incentive, the participant may, subject to Section 12.6(b) below, satisfy this obligation in whole or in part by electing (the “Election”) to deliver currently owned shares of Common Stock or to have the Company withhold shares of Common Stock, in each case having a value equal to the minimum statutory amount required to be withheld under federal, state and local law.  The value of the shares to be delivered or withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined (“Tax Date”).

(b) Each Election must be made prior to the Tax Date.  For participants who are not subject to Section 16 of the 1934 Act, the Committee may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Incentive that the right to make Elections shall not apply to such Incentive.  If a participant makes an election under Section 83(b) of the Code with respect to shares of restricted stock, an Election to have shares withheld to satisfy withholding taxes is not permitted to be made.

12.7. No Continued Employment.  No participant under the Plan shall have any right, because of his or her participation, to continue in the employ of the Company for any period of time or to any right to continue his or her present or any other rate of compensation.

12.8. Deferral Permitted.  Payment of an Incentive may be deferred at the option of the participant if permitted in the Incentive Agreement.  Any deferral arrangements shall comply with Section 409A of the Code.

12.9. Amendments to or Termination of the Plan.  The Board may amend or discontinue this Plan at any time; provided, however, that no such amendment may:

(a) materially revise the Plan without the approval of the stockholders.  A material revision of the Plan includes (i) except for adjustments permitted herein, a material increase to the maximum number of shares of Common Stock that may be issued through the Plan, (ii) a material increase to the benefits accruing to participants under the Plan, (iii) a material expansion of the classes of persons eligible to participate in the Plan, (iv) an expansion of the types of awards available for grant under the Plan, (v) a material extension of the term of the Plan and (vi) a material change that reduces the price at which shares of Common Stock may be offered through the Plan;

(b) amend Section 6.6 to permit repricing of options or SARs without the approval of stockholders; or

(c) materially impair, without the consent of the recipient, an Incentive previously granted, except that the Company retains all of its rights under Section 12.10.

12.10. Change of Control.

(a) Unless otherwise defined in an Incentive Agreement, “Change of Control” shall mean:

(i) the acquisition by any individual, entity, or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the 1934 Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 30% or more of the outstanding shares of Common Stock, or 30% or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors; provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control:

(1) any acquisition (other than a Business Combination which constitutes a Change of Control under Section 12.10(a)(iii) hereof) of Common Stock directly from the Company,

(2) any acquisition of Common Stock by the Company or its subsidiaries,

(3) any acquisition of Common Stock by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or

(4) any acquisition of Common Stock by any entity pursuant to a Business Combination that does not constitute a Change of Control under Section 12.10(a)(iii) hereof; or

(ii) individuals who, as of the date this Plan was adopted by the Board of Directors (the “Approval Date”), constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Approval Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, unless such individual’s initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board; or

(iii) consummation of a reorganization, share exchange, merger, or consolidation (including any such transaction involving any direct or indirect subsidiary of the Company), or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”); provided, however, that in no such case shall any such transaction constitute a Change of Control if immediately following such Business Combination,

(1) all or substantially all of the individuals and entities who were the beneficial owners of the outstanding Common Stock and the Company’s voting securities entitled to vote generally in the election of directors immediately prior to such Business Combination have direct or indirect beneficial ownership, respectively, of more than 50% of the then outstanding shares of Common Stock, and more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the corporation resulting from such Business Combination (which, for purposes of this paragraph (1) and paragraphs (2) and (3), shall include a corporation which as a result of such transaction owns the Company or all or substantially all of its assets either directly or through one or more subsidiaries), and

(2) except to the extent that such ownership existed prior to the Business Combination, no Person (excluding any corporation resulting from such Business Combination and any employee benefit plan or related trust of the Company, the corporation resulting from such Business Combination, or any subsidiary of either corporation) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock of the corporation resulting from such Business Combination or 20% or more of the combined voting power of the then outstanding voting securities of such corporation, and

(3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) approval by the stockholders of the Company of a plan of complete liquidation or dissolution of the Company.

(b) Upon a Change of Control, or immediately prior to the closing of a transaction that will result in a Change of Control upon being consummated, all outstanding Incentives granted pursuant to the Plan shall automatically become fully vested and exercisable, all restrictions or limitations on any Incentives shall lapse and all performance criteria and other conditions relating to the payment of Incentives shall be deemed to be achieved or waived by ISH without the necessity of action by any person.

(c) No later than 30 days after the approval by the Board of a Change of Control of the types described in subsections (iii) or (iv) of Section 12.10(a) and no later than 30 days after a Change of Control of the type described in subsections (i) and (ii) of Section 12.10(a), the Committee (as the Committee was composed immediately prior to such Change of Control and notwithstanding any removal or attempted removal of some or all of the members thereof as directors or Committee members), acting in its sole discretion without the consent or approval of any participant, may act to effect one or more of the alternatives listed below and such act by the Committee may not be revoked or rescinded by persons not members of the Committee immediately prior to the Change of Control:

(i) require that all outstanding options and stock appreciation rights be exercised on or before a specified date (before or after such Change of Control) fixed by the Committee, after which specified date all unexercised options shall terminate;

(ii) make such equitable adjustments to Incentives then outstanding as the Committee deems appropriate to reflect such Change of Control (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary);

(iii) provide for mandatory conversion of some or all of the outstanding options and stock appreciation rights held by some or all participants as of a date, before or after such Change of Control, specified by the Committee, in which event such options and stock appreciation rights shall be deemed automatically cancelled and the Company shall pay, or cause to be paid, to each such participant an amount of cash per share equal to the excess, if any, of the Change of Control Value of the shares subject to such option and stock appreciation right, as defined and calculated below, over the exercise price(s) of such options and stock appreciation rights or, in lieu of such cash payment, the issuance of Common Stock or securities of an acquiring entity having a Fair Market Value equal to such excess; or

(iv) provide that thereafter upon any exercise of an option or stock appreciation right the participant shall be entitled to purchase under such option or stock appreciation right, in lieu of the number of shares of Common Stock then covered by such option or stock appreciation right, the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the participant would have been entitled pursuant to the terms of the agreement providing for the reorganization, merger, consolidation or asset sale, if, immediately prior to such Change of Control, the participant had been the holder of record of the number of shares of Common Stock then covered by such options and stock appreciation rights.

(d) For the purpose of paragraph (iii) of Section  12.10(c), the “Change of Control Value” shall equal the amount determined by whichever of the following items is applicable:

(i) the per share price to be paid to stockholders of ISH in any such merger, consolidation or other reorganization;

(ii) the price per share offered to stockholders of ISH in any tender offer or exchange offer whereby a Change of Control takes place;

(iii) in all other events, the Fair Market Value per share of Common Stock into which such options being converted are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of conversion of such options; or

(iv) in the event that the consideration offered to stockholders of ISH in any transaction described in this Section 12.10 consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered that is other than cash.

12.11. Definition of Fair Market Value.  Whenever “Fair Market Value” of Common Stock shall be determined for purposes of this Plan, except as provided below in connection with a cashless exercise through a broker, it shall be determined as follows: (i) if the Common Stock is listed on an established stock exchange or any automated quotation system that provides sale quotations, the closing sale price for a share of the Common Stock on such exchange or quotation system on the date as of which fair market value is to be determined, (ii) if the Common Stock is not listed on any exchange or quotation system, but bid and asked prices are quoted and published, the mean between the quoted bid and asked prices on the date as of which fair market value is to be determined, and if bid and asked prices are not available on such day, on the next preceding day on which such prices were available; and (iii) if the Common Stock is not regularly quoted, the fair market value of a share of Common Stock on the date as of which fair market value is to be determined, as established by the Committee in good faith.  In the context of a cashless exercise through a broker, the “Fair Market Value” shall be the price at which the Common Stock subject to the stock option is actually sold in the market to pay the option exercise price.

PROXY
This Proxy is Solicited on Behalf of the Board of Directors of
INTERNATIONAL SHIPHOLDING CORPORATION

     The undersigned hereby (a) acknowledges receipt of the notice of annual meeting of stockholders of International Shipholding Corporation to be held in the Executive Board Room, 18th Floor, RSA Battle House Tower, 11 North Water Street, Mobile, Alabama, on Wednesday, April 27, 2011, at 2:00 p.m., Mobile time; (b) appoints Neils M. Johnsen, Erik F. Johnsen and William H. Hines, or any one or more of them, as proxies, each with the power to appoint his substitute, and (c) authorizes each of them to represent to vote, as designated on the reverse side of this Form of Proxy, all of the shares of common stock of International Shipholding Corporation held of record by the undersigned on March 3, 2011, at the annual meeting of stockholders to be held on April 27, 2011, or any postponements or adjournment thereof.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

INTERNATIONAL SHIPHOLDING CORPORATION

April 27, 2011

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL STOCKHOLDERS MEETING TO BE HELD ON APRIL 27, 2011:
Proxy Materials relating to this meeting
Are available at http://www.intship.com/proxy-statements

PLEASE SIGN, DATE AND MAIL
YOUR PROXY CARD IN THE
ENVELOPE PROVIDED AS SOON
AS POSSIBLE.

¯	Please detach along perforated line and mail in the envelope provided ¯

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

1.	Election of Directors:
NOMINEES:
☐FOR ALL NOMINEES                                                                                                        ☐ Kenneth H. Beer
                                  ☐    Erik F. Johnsen
☐WITHHOLD AUTHORITY                                         ☐    Erik L. Johnsen
      FOR ALL NOMINEES                                                                                                       ☐    Niels M. Johnsen
                    ☐     H. Merritt Lane III
☐FOR ALL EXCEPT                                                                                                               ☐ Edwin A. Lupberger
     (See instructions below)                                                                                                    ☐ James J. McNamara
                                                                                                                                                    ☐ Harris V. Morrissette
 ☐ T. Lee Robinson, Jr.

INSTRUCTIONS:  To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

2.  Approve the Company’s 2011 Stock Incentive Plan.
☐FOR           ☐AGAINST        ☐ABSTAIN

3.  Ratify the appointment of PricewaterhouseCoopers LLP as the independent auditors for the Company for the fiscal year    ending December 31, 2011.
☐FOR           ☐AGAINST        ☐ABSTAIN

4.  Advisory vote on the Company’s executive compensation disclosed in the Company’s accompanying 2011 proxy statement.
☐FOR           ☐AGAINST       ☐ABSTAIN

5.  Advisory vote on the frequency of shareholder votes on the Company’s executive compensation.
☐1 year           ☐2 years          ☐3 years           ☐ABSTAIN

6.  In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If this proxy is properly executed but no directions are given, this proxy will be voted FOR all Nominees for Director, FOR Proposals 2, 3 and 4, and will ABSTAIN FOR Proposal 5.

To change the address on your account, please check the box at right and indicate your new address in the address space above.  Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder _________________________ Date:____________
Signature of Stockholder _________________________ Date:____________

NOTE:  Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.